EXECUTION COPY










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                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                                    AKI, INC.

                                       AND

                THE SELLERS LISTED ON THE SIGNATURE PAGES HEREOF




                          Dated as of September 2, 1999


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


                                                  TABLE OF CONTENTS


                                                                                                               Page
Article I SALE AND PURCHASE OF SHARES.............................................................................1
   Section 1.1    Sale and Purchase of Shares.....................................................................1

Article II PURCHASE PRICE AND PAYMENT.............................................................................1
   Section 2.1    Amount of Purchase Price........................................................................1
   Section 2.2    Payment of Estimated Purchase Price.............................................................2
   Section 2.3    Escrows.........................................................................................2
   Section 2.4    Determination of Purchase Price.................................................................3

Article III CLOSING AND TERMINATION...............................................................................5
   Section 3.1    Closing Date....................................................................................5
   Section 3.2    Termination of Agreement........................................................................5
   Section 3.3    Procedure Upon Termination......................................................................5
   Section 3.4    Effect of Termination...........................................................................5

Article IV REPRESENTATIONS AND WARRANTIES OF THE SELLERS..........................................................6
   Section 4.1    Organization and Good Standing..................................................................6
   Section 4.2    Authorization of Agreement......................................................................6
   Section 4.3    Capitalization..................................................................................7
   Section 4.4    Subsidiaries....................................................................................7
   Section 4.5    Conflicts; Certain Consents of Third Parties....................................................8
   Section 4.6    Ownership and Transfer of Shares; Seller Consents...............................................8
   Section 4.7    Financial Statements............................................................................9
   Section 4.8    No Undisclosed Liabilities.....................................................................10
   Section 4.9    Absence of Certain Developments................................................................10
   Section 4.10   Taxes..........................................................................................11
   Section 4.11   Real Property..................................................................................13
   Section 4.12   Tangible Personal Property.....................................................................14
   Section 4.13   Intellectual Property; Proprietary Information.................................................14
   Section 4.14   Material Contracts.............................................................................16
   Section 4.15   Employee Benefits..............................................................................16
   Section 4.16   Labor..........................................................................................18
   Section 4.17   Litigation.....................................................................................19
   Section 4.18   Compliance with Laws; Permits..................................................................19
   Section 4.19   Environmental Matters..........................................................................19
   Section 4.20   Insurance......................................................................................20
   Section 4.21   Inventories; Receivables; Payables.............................................................20
   Section 4.22   Related Party Transactions.....................................................................21
   Section 4.23   Banks..........................................................................................22
   Section 4.24   Full Disclosure................................................................................22


                                                         i
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   Section 4.25   Financial Advisors.............................................................................22
   Section 4.26   Year 2000 Compliance...........................................................................22
   Section 4.27   Representations and Warranties Exclusive.......................................................23

Article V REPRESENTATIONS AND WARRANTIES OF THE PURCHASER........................................................23
   Section 5.1    Organization and Good Standing.................................................................23
   Section 5.2    Authorization of Agreement.....................................................................23
   Section 5.3    Conflicts; Consents of Third Parties...........................................................23
   Section 5.4    Litigation.....................................................................................24
   Section 5.5    Investment Intention...........................................................................24
   Section 5.6    Financial Advisors.............................................................................24

Article VI COVENANTS.............................................................................................25
   Section 6.1    Access to Information..........................................................................25
   Section 6.2    Conduct of the Business Pending the Closing....................................................26
   Section 6.3    Consents.......................................................................................27
   Section 6.4    Other Actions..................................................................................27
   Section 6.5    No Solicitation................................................................................27
   Section 6.6    Preservation of Records........................................................................28
   Section 6.7    Publicity......................................................................................29
   Section 6.8    Termination of Agreements......................................................................29
   Section 6.9    Intellectual Property..........................................................................29
   Section 6.10   Collection of Accounts Receivable..............................................................29

Article VII OTHER AGREEMENTS.....................................................................................30
   Section 7.1    Payment of Sleepeck Indebtedness...............................................................30
   Section 7.2    Exercise of Options and Releases...............................................................30
   Section 7.3    Employees......................................................................................31
   Section 7.4    Certain Insurance Coverage.....................................................................31

Article VIII CONDITIONS TO CLOSING...............................................................................31
   Section 8.1    Conditions Precedent to Obligations of the Purchaser...........................................31
   Section 8.2    Conditions Precedent to Obligations of the Sellers.............................................34

Article IX CLOSING DELIVERIES....................................................................................35
   Section 9.1    Documents to be Delivered by the Sellers.......................................................35
   Section 9.2    Documents to be Delivered by the Purchaser.....................................................36
   Section 9.3    Simultaneous Transactions......................................................................37

Article X INDEMNIFICATION........................................................................................37
   Section 10.1   Non-Tax Indemnification........................................................................37
   Section 10.2   Limitations on Indemnification for Breaches of Representations
                    and Warranties...............................................................................39
   Section 10.3   Non-Tax Indemnification Procedures.............................................................40
   Section 10.4   Tax Matters....................................................................................41
   Section 10.5   Tax Treatment of Indemnity Payments............................................................46





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Article XI MISCELLANEOUS.........................................................................................46
   Section 11.1   Certain Definitions............................................................................46
   Section 11.2   Survival.......................................................................................51
   Section 11.3   Expenses.......................................................................................51
   Section 11.4   Specific Performance...........................................................................52
   Section 11.5   Further Assurances.............................................................................52
   Section 11.6   Arbitration....................................................................................52
   Section 11.7   Entire Agreement; Amendments and Waivers.......................................................52
   Section 11.8   Governing Law..................................................................................53
   Section 11.9   Table of Contents and Headings.................................................................53
   Section 11.10  Notices........................................................................................53
   Section 11.11  Severability...................................................................................55
   Section 11.12  Binding Effect; Assignment.....................................................................55
   Section 11.13  Sellers'Representatives........................................................................56
   Section 11.14  Disclaimer of Certain Kinds of Damages.........................................................56



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                                                        iii
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                                          SCHEDULES

Schedule 1.1      -      Sellers; Shares; Sharing Ratios
Schedule 2.1      -      1998 Working Capital
Schedule 2.3      -      Accounts Receivable
Schedule 4.1      -      Organizations and Good Standing
Schedule 4.3(a)   -      Owners of Stock
Schedule 4.3(b)   -      Rights Holders/Exceptions
Schedule 4.4      -      Subsidiaries/Qualifications
Schedule 4.5      -      Consents of Third Parties
Schedule 4.6      -      Share Ownership
Schedule 4.8      -      Undisclosed Liabilities
Schedule 4.7      -      Financial Statements
Schedule 4.9      -      Certain Developments
Schedule 4.10     -      Taxes
Schedule 4.11     -      Real Property Leases
Schedule 4.12(a)  -      Personal Property Leases
Schedule 4.13     -      Intellectual Property
Schedule 4.14     -      Material Contracts
Schedule 4.15     -      Employee Benefits
Schedule 4.16     -      Labor
Schedule 4.17     -      Litigation
Schedule 4.19     -      Environmental Matters
Schedule 4.20     -      Insurance
Schedule 4.21     -      Inventories; Receivables; Payables
Schedule 4.22     -      Related Party Transactions
Schedule 4.23     -      Banks
Schedule 5.3(b)   -      Consents Required of Purchaser
Schedule 6.8      -      Termination of Agreements
Schedule 8.1(r)   -      Employee Receivables
Schedule 8.1(u)   -      Terminated Employees
Schedule 10.1     -      Indemnification Exceptions

                                       EXHIBITS

Exhibit A         -      Form of Escrow Agreement
Exhibit B         -      Form of Employment Agreement
Exhibit C         -      Form of Consulting Agreement
Exhibit D         -      Printing Services Agreement
Exhibit E         -      Form of Non-Competition and Non-Solicitation Agreement
Exhibit F         -      Form of Release


                                       iv

                            STOCK PURCHASE AGREEMENT


                  STOCK PURCHASE AGREEMENT, dated as of September 2, 1999 (the "Agreement"), by and among AKI, Inc., a Delaware corporation (the "Purchaser"), and the shareholders and rights holders of RetCom Holdings Ltd., a Delaware corporation (the "Company"), listed on the signature pages hereof (collectively, the "Sellers").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Sellers own as specified in Schedule 1.1 all of the issued and outstanding shares of the Company's common stock, no par value (the "Common Stock"), and all of the issued and outstanding options and other rights to purchase capital stock of and all of the other equity rights of the Company (collectively, the "Options"); and

                  WHEREAS, the Sellers desire to sell to Purchaser, and the Purchaser desires to purchase from the Sellers, the Common Stock and Options set forth on Schedule 1.1 (collectively, the "Shares") for the purchase price and upon the terms and conditions hereinafter set forth; and

                  WHEREAS,  certain terms used in this  Agreement are defined in
Section 11.1;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:


                                   Article I
                           SALE AND PURCHASE OF SHARES

                  Section 1.1 Sale and Purchase of Shares.

                  Upon the terms and subject to the conditions contained herein, on the Closing Date each Seller identified on Schedule 1.1 shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase from each such Seller, the Shares of such Seller set forth opposite such Seller's name on Schedule 1.1 hereto.


                                   Article II
                           PURCHASE PRICE AND PAYMENT

                  Section 2.1 Amount of Purchase Price.

                  The aggregate purchase price (the "Purchase Price") for the Shares shall be an amount equal to $10,180,000 less (A) the amount by which Working Capital as of the earlier of September 15, 1999 and the Closing Date (the "Determination Date") (i) falls short of 108% of the amount of Working Capital for September 15, 1998 (the "1998 Working Capital") if the 1998 Working Capital was greater than or equal to zero or (ii) is less than 92% of the 1998

Working Capital if the 1998 Working Capital was less than zero, and (B) the excess of Indebtedness as of the Determination Date over $4.5 million. Each Seller identified on Schedule 1.1 shall receive the amount set forth opposite his or its name on Schedule 1.1, subject to adjustment as described in (A) and
(B) above, such adjustments for each such Seller being calculated pro rata in accordance with the sharing ratios set forth on Schedule 1.1 (the "Sharing Ratios").

                  Section 2.2 Payment of Estimated Purchase Price.

                  No later than the close of business on September 7, 1999, the Purchaser and Jay Gartlan shall agree on the estimate of the 1998 Working Capital and shall agree on a schedule to this Agreement to be initialed by William J. Fox and Jay Gartlan and inserted as Schedule 2.1. Schedule 2.1 shall show the estimate of the 1998 Working Capital, based on the average of the Working Capital as of August 31, 1998 and the Working Capital as of September 30, 1998, as shown on the unaudited balance sheets of the Company as of such respective dates (the "1998 Interim Balance Sheets"). The 1998 Working Capital shall be compiled from the relevant line items on the 1998 Interim Balance
Sheets consistent with the definition of Working Capital herein, including consistency with GAAP, except as noted in Schedule 2.1.

                  At least two Business Days prior to the Closing Date, the Purchaser and the Sellers' Representatives shall agree on an estimate of the Purchase Price (the "Estimated Purchase Price") based on the 1998 Working Capital as shown on Schedule 2.1 and using the internal accounting records of the Company and its Subsidiaries for purposes of estimating the Working Capital as of the Determination Date. On the Closing Date, the Purchaser shall pay the Estimated Purchase Price, adjusted as set forth in Section 2.3, to the Sellers identified on Schedule 1.1 in accordance with the Sharing Ratios. Each Seller's portion of the Estimated Purchase Price shall be paid to such Seller by wire transfer of immediately available funds into an account designated in writing by such Seller not later than two Business Days before the Closing Date (or, if no account is designated, then by certified check payable in immediately available funds to the order of such Seller).

                  Section 2.3 Escrows.

                  (a) The Purchaser shall withhold from each Seller identified on Schedule 1.1, pro rata in accordance with the Sharing Ratios, an aggregate of $200,000 (the "Purchase Price Escrow Amount") from the Estimated Purchase Price on the Closing Date pending agreement pursuant to Section 2.4 as to the amounts of 1998 Working Capital and Working Capital and Indebtedness on the Determination Date. The Purchase Price Escrow Amount shall be deposited in an interest bearing escrow account with Hudson United Bank or another Person acceptable to the Purchaser and the Sellers' Representatives, as escrow agent (the "Escrow Agent"), pursuant to an Escrow Agreement (the "Escrow Agreement") substantially in the form of Exhibit A attached hereto, pending final determination of the Purchase Price pursuant to Section 2.4. Upon the final determination of the Purchase Price pursuant to Section 2.4, the Purchase Price Escrow Amount, if any, shall be disbursed in accordance with such final determination.

                  (b) The Purchaser shall withhold from each Seller identified on Schedule 1.1, pro rata in accordance with the Sharing Ratios, an aggregate of $500,000 (together with the Additional Indemnification Amount, if any, the

"Indemnification Escrow Amount") from the Estimated Purchase Price on the Closing Date, which will be held in an interest bearing escrow account (the "Indemnification Escrow Account") with the Escrow Agent pursuant to the Escrow Agreement, as security for the Purchaser with respect to the representations and warranties of the Sellers set forth in Article IV and the indemnification obligations of the Sellers set forth in Article X. Subject to certain exceptions set forth in the Escrow Agreement, on January 2, 2001 or as promptly as practicable thereafter, the remaining balance of the Indemnification Escrow Amount and interest earned on all amounts deposited pursuant to the Escrow Agreement, if any, shall be disbursed to the Sellers in accordance with their Sharing Ratios.

                  (c) The Purchaser shall withhold from each Seller identified on Schedule 1.1, pro rata in accordance with the Sharing Ratios, an aggregate of $500,000 (the "Receivable Escrow Amount") from the Estimated Purchase Price on the Closing Date, which will be held in an interest bearing escrow account with the Escrow Agent pursuant to the Escrow Agreement, as security for the Purchaser with respect to the collectability of accounts receivable of the Company and its Subsidiaries existing as of the Closing Date which are older than 90 days, and which are set forth on Schedule 2.3, which Schedule shall be updated in accordance with Section 6.1(b) hereof as of the close of business on the day immediately preceding the Closing Date (collectively, the "Aged Accounts Receivable"). An amount equal to the aggregate Aged Accounts Receivable (other than Aged Accounts Receivable which have been previously written-off) which have not been collected by the Company or its Subsidiaries by the date which is 90 days after the Closing Date (the "Collection Date"), less an amount equal to the $38,743 general reserve against Aged Accounts Receivable reflected on the unaudited compiled consolidated balance sheet as of June 30, 1999 (the "Uncollected Receivables Amount") shall be disbursed to the Purchaser from the Receivable Escrow Amount as promptly as practicable following the Collection Date, and the remaining balance of the Receivable Escrow Amount, if any (the "Additional Indemnification Amount"), shall be transferred and deposited into the Indemnification Escrow Account. Thereafter, the Indemnification Escrow Amount shall be increased by an amount equal to the Additional Indemnification Amount, and shall be held as security for the Purchaser with respect to the representations and warranties of the Sellers set forth in Article IV and the indemnification obligations of the Sellers set forth in Article X. The Purchaser shall cause the Company and/or its Subsidiaries, as the case may be, to assign to the Sellers (or their respective designees) all of the Company's and/or its Subsidiaries' right, title and interest in and to Aged Accounts Receivable, as the Purchaser shall select in its sole discretion (as evidenced by one or more invoices), in an aggregate amount equal to the funds disbursed from escrow to the Purchaser in respect of the Uncollected Receivables Amount. During the period following the Closing Date and until the Collection Date (the "Collection Period"), all payments received by the Company and its Subsidiaries from any customer owing both Aged Accounts Receivable and other accounts receivable to the Company or any Subsidiary during the Collection Period shall be applied to such accounts receivables as directed by such customer.

                  Section 2.4 Determination of Purchase Price.

                  (a) As soon as practicable following the Closing Date, but in no event later than 30 days following the Closing Date, the Purchaser shall cause the Company to prepare and deliver to the Sellers a final calculation of 1998 Working Capital and Working Capital and Indebtedness as of the

Determination Date and a balance sheet for the Company and its Subsidiaries as of the Determination Date (the "Closing Date Balance Sheet") and Jay Gartlan shall be entitled to consult with the Company in the preparation of such final calculations and the Closing Date Balance Sheet. The Closing Date Balance Sheet shall be prepared in accordance with GAAP and shall (i) include all Taxes accrued on the June 30, 1999 Balance Sheet, (ii) include all Taxes accruing after June 30, 1999 and until the Closing Date in the ordinary course of business of the Company and its Subsidiaries and which are not due for payment on or prior to the Closing Date, (iii) be subject to the exception set forth on
Schedule 10.1 hereto with respect to sales and use Tax liabilities, and (iv) include all such other reserves required by GAAP. If no objections are raised to the calculations of 1998 Working Capital, Working Capital and Indebtedness as of the Determination Date or the Closing Date Balance Sheet by the Sellers' Representatives within 30 days after receipt thereof by the Sellers, such calculations and such Closing Date Balance Sheet shall be deemed accepted and approved by the Sellers and a supplemental closing (herein called the "Supplemental Closing") shall be held at either the same place and time as is provided in Section 3.1 hereof, by conference telephone originated from such place at such time or as the Sellers and the Purchaser may otherwise agree in a signed writing on the fifth (5th) Business Day following the expiration of such 30 day period. At such Supplemental Closing any difference between the Estimated Purchase Price and the actual Purchase Price shall be paid to the Sellers or reimbursed to the Purchaser, as the case may be. Any amount payable hereunder shall be satisfied first from the Purchase Price Escrow Amount and thereafter shall be satisfied by direct payments by the Sellers identified on Schedule 1.1 (pro rata in accordance with their Sharing Ratios) or the Purchaser, as the case may be.

                  (b) During the 30-day period after the Sellers' receipt of the final calculations of 1998 Working Capital and Working Capital and Indebtedness as of the Determination Date, the Purchaser shall permit the Sellers' Representatives, at the expense of the Sellers, to have reasonable access during normal business hours to appropriate supporting work papers specifically requested by the Sellers' Representatives with respect to such calculations. If the Sellers' Representatives object to the final calculations of 1998 Working Capital, Working Capital or Indebtedness as of the Determination Date or the Closing Date Balance Sheet within 30 days after receipt thereof, then the specific matters disputed by the Sellers' Representatives shall be submitted to Deloitte & Touche LLP or another independent, nationally recognized accounting firm acceptable to the Purchaser and the Sellers' Representatives, which accounting firm shall make a final and binding determination as to such matters. The Supplemental Closing shall then take place five (5) Business Days following the receipt of such final determination by the Purchaser and the Sellers' Representatives.

                  (c) The parties shall cooperate with each other and each other's authorized representatives and with the accounting firm selected by the Purchaser and the Sellers' Representatives in order that any and all matters in dispute under this Section 2.4 shall be resolved as soon as practicable and that a final determination shall be made.

                  (d) The fees and expenses of the accounting firm retained pursuant to this Section 2.4 shall be paid by the objecting Seller(s) and/or the Purchaser, as determined by such accounting firm.

                                  Article III
                             CLOSING AND TERMINATION

                  Section 3.1 Closing Date.

                  Subject to the satisfaction of the conditions set forth in Sections 8.1 and 8.2 hereof (except for the condition set forth in Sections 8.1(q) and 8.2(l)) or the waiver thereof by the party entitled to waive that condition, the closing of the sale and purchase of the Shares provided for in
Section 1.1 hereof (the "Closing") shall take place at 10:00 a.m., New York City time, at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P. located at 590 Madison Avenue, New York, New York 10022 (or at such other place as the parties may designate in writing) on the date that the parties hereto reasonably expect the conditions in Sections 8.1 and 8.2 hereof to be satisfied or as soon as practicable thereafter as the parties may otherwise agree. The date on which the Closing shall be held is referred to in this Agreement as the "Closing Date."

                  Section 3.2 Termination of Agreement.

                  This Agreement may be terminated prior to the Closing as follows:

                  (a) At the election of the Sellers' Representatives or the Purchaser on or after September 21, 1999, if conditions to the obligation of the relevant party to close shall not have been fulfilled or if the Closing shall not have otherwise occurred by the close of business on such date, provided that the party seeking to terminate is not in material default of any of its obligations hereunder;

                  (b) by mutual written consent of the Sellers' Representatives and the Purchaser;

                  (c) by the Sellers' Representatives or the Purchaser if there shall be in effect a final nonappealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall promptly appeal any adverse determination which is not nonappealable (and pursue such appeal with reasonable diligence); or

                  (d) by the Purchaser pursuant to Section 6.1.

                  Section 3.3 Procedure Upon Termination.

                  In the event of a termination  of this  Agreement  pursuant to
Section 3.2 hereof, written notice thereof shall forthwith be given to the other parties, this Agreement shall terminate, and the purchase of the Shares hereunder shall be abandoned, without further action by the Purchaser or the Sellers. If this Agreement is terminated as provided herein each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

                  Section 3.4 Effect of Termination.

                  In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their respective duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Purchaser, the Company or any Seller; provided, however, that the obligations of the parties set forth in Sections 6.5, 11.3 and 11.6 and the provisions of Section
6.1 relating to confidentiality shall survive any such termination and shall be enforceable hereunder; provided, further, however, that nothing in this Article III shall relieve the Purchaser or any Seller of any liability for a breach of this Agreement.


                                   Article IV
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

                  Each of the Sellers hereby jointly and severally represents and warrants to the Purchaser with respect to all representations and warranties in this Article IV, other than those set forth in Sections 4.2 and 4.6 and
Section 4.24 (to the extent Section 4.24 relates to Sections 4.2 and 4.6). Each of the Sellers severally represents and warrants to the Purchaser as to itself only with respect to the representations and warranties in Sections 4.2 and 4.6 and Section 4.24 (to the extent Section 4.24 relates to Sections 4.2 and 4.6).

                  Section 4.1 Organization and Good Standing.

                  The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Company is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of the jurisdictions set forth on Schedule 4.1, which lists each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization except where a failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, prospects, business or operations of the Company and its Subsidiaries taken as a whole ("Material Adverse Effect").

                  Section 4.2 Authorization of Agreement.

                  Such Seller has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document instrument or certificate contemplated by this Agreement to be executed by such Seller in connection with the consummation of the transactions contemplated by this Agreement (the "Seller Documents"), and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each of the Seller Documents shall be at or prior to the Closing, duly and validly authorized (if applicable), executed and delivered by such Seller and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Seller Documents when so executed and delivered shall constitute, legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  Section 4.3 Capitalization.

                  (a) The authorized capital stock of the Company consists of 1,500 shares of Common Stock. After giving effect to the exercise of Options contemplated by Section 7.2 hereof and the exercise of the Option held by Jay Gartlan (collectively, the "Options Exercise"), as of the Closing Date there will be 110 shares of Common Stock issued and outstanding. After giving effect to the Options Exercise, as of the Closing Date all of the issued and outstanding shares of Common Stock will be duly authorized and validly issued, fully paid and non-assessable. Schedule 4.3(a) sets forth the names of the record and beneficial owners of all of the issued and outstanding shares of Common Stock as of the Closing Date and the number of shares of Common Stock owned by each such stockholder as of the Closing Date after giving effect to the Options Exercise.

                  (b) Except as set forth on Schedule 4.3(b) and in the Memo Agreement dated January 15, 1998 (the "January Memo"), there is no existing option, warrant, call, right, commitment or other agreement of any character to which any Seller or the Company is a party requiring, and there are no securities of the Company outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of or rights to participate in the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of or rights to participate in the Company. Except for the January Memo and as set forth on Schedule 4.3(b), none of the Sellers nor the Company is a party to any voting trust or other voting agreement with respect to any of the shares of Common Stock or other equity securities of or rights to participate in the Company or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of the Company.

                  (c) The Shares to be sold to the Purchaser represent all of the capital stock and other equity securities or rights of any kind to acquire any such securities of the Company. Upon the Closing and after the consummation of the transactions contemplated hereby, no party other than the Purchaser (or other Persons acquiring such rights directly or indirectly from the Purchaser) will have any right or claim to participate in the assets or earnings of the Company.

                  Section 4.4 Subsidiaries.

                  Schedule 4.4 sets forth each Subsidiary of the Company, and, with respect to each Subsidiary, the jurisdiction in which it is incorporated or organized, the jurisdictions, if any, in which it is qualified to do business as a foreign corporation, the number of shares of its authorized capital stock, the number and class of shares thereof duly issued and outstanding, the names of all stockholders or other equity owners and the number of shares of stock owned by each stockholder or the amount of equity owned by each equity owner. Each Subsidiary of the Company is in good standing under the laws of the jurisdictions set forth on Schedule 4.4, which lists each jurisdiction in which such Subsidiary owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires it to possess such qualification or authorization, except where a failure to be so qualified would not have a Material Adverse Effect. The outstanding shares of capital stock or equity interests of each Subsidiary are validly issued, fully paid and non-assessable, and all such shares or other equity interests represented as being owned by the Company are owned by it free and clear of any and all Liens, except as set forth in Schedule 4.4 hereto. There is no existing option, warrant, call, commitment or agreement to which any Subsidiary is a party requiring, and there are no convertible securities of any Subsidiary outstanding which upon conversion would require, the issuance of any additional shares of capital stock or other equity interests of any Subsidiary or other securities convertible into shares of capital stock or other equity interests of any Subsidiary or other equity security of any Subsidiary. Each Subsidiary is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and is in good standing under the laws of (i) each jurisdiction in which it owns or leases real property and (ii) each other jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification except where a failure to be so qualified would not have a Material Adverse Effect.

                  Section 4.5 Conflicts; Certain Consents of Third Parties.

                  (a) Except as set forth on Schedule 4.5, none of the execution and delivery by any Seller of this Agreement and the Seller Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by any Seller with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws or comparable organizational documents of the Company or any Subsidiary; (ii) conflict with, violate, result in the breach or termination of, accelerate the performance required by, give rise to any right of termination, acceleration, cancellation or amendment under, or constitute a default under any Contract, instrument, note, bond, mortgage, indenture, lease, license, franchise, commitment, covenant, understanding, arrangement, agreement or other instrument or obligation to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties or assets is bound; (iii) violate any statute, rule, regulation, order or decree of any Governmental Body by which the Company or any Subsidiary is bound; or (iv) result in the creation of any Lien upon the properties or assets of the Company or any Subsidiary except, in case of clauses (ii), (iii) and (iv), for such violations, breaches or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) Except as set forth on Schedule 4.5, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Company or any Subsidiary in connection with the execution and delivery of this Agreement or the Seller Documents, or the compliance by the Company, with any of the provisions hereof or thereof, except that no representation is made as to anything under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the "HSR Act").

                  Section 4.6 Ownership and Transfer of Shares; Seller Consents.

                  (a) After giving effect to the Options Exercise, as of the Closing Date the Purchaser shall be the record and beneficial owner of the

Shares indicated as being owned by each Seller on Schedule 4.6, and on the Closing Date, after giving effect to the Options Exercise, will have valid and marketable title to the Shares to be sold by such Seller, free and clear of any and all Liens after giving effect to the transactions contemplated by this Agreement. Each Seller has the capacity, power, corporate or otherwise, and authority to sell, transfer, assign and deliver such Shares as provided in this Agreement, and such delivery will convey to the Purchaser good and marketable title to such Shares, free and clear of any and all Liens upon the consummation of the transactions contemplated by this Agreement.

                  (b) Except as set forth on Schedule 4.6, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of any Seller in connection with the execution and delivery of this Agreement or the Seller documents, or the compliance by each Seller with any provisions hereof or thereof, except that no representation is made as to anything under the HSR Act.

                  Section 4.7 Financial Statements.

                  Attached hereto as Schedule 4.7 are copies of (i) the audited consolidated balance sheets of the Company and its Subsidiaries as at December 31, 1998 and the related audited consolidated statements of income and of cash flows of the Company and its Subsidiaries for the year then ended and, (ii) the unaudited compiled consolidated balance sheets of RCC and its subsidiaries as at December 31, 1997 and the unaudited compiled consolidated balance sheets of the Company and its Subsidiaries as at June 30, 1999 (the "June 30, 1999 Balance Sheet") and the related consolidated statements of income and cash flows (except that there are no cash flows for the June 30, 1999 Balance Sheet) for the year and six-month period then ended, respectively (such audited and unaudited statements, including the related notes (except that there are no notes for the June 30, 1999 Balance Sheet) and schedules thereto, are referred to herein as the "Financial Statements"). Except as set forth on Schedule 4.7, each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP and in conformity with the practices consistently applied by RCC or the Company, as the case may be, without modification of the accounting principles used in the preparation thereof and presents fairly the financial position, results of operations and cash flows of RCC and its subsidiaries or the Company and its Subsidiaries, as the case may be, as at the dates and for the periods indicated.

                  For the purposes hereof, the audited consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1998 is referred to as the "Balance Sheet" and December 31, 1998 is referred to as the "Balance Sheet Date."

                  Except as set forth on Schedule 2.1, the 1998 Interim  Balance
Sheets, to the extent relevant to the determination of the 1998 Working Capital, are complete and correct in all material respects, have been prepared in accordance with GAAP and in conformity with the practices consistently applied by RCC or the Company, as the case may be, without modification of the accounting principles used in the preparation thereof and present fairly the financial position of the Company and its Subsidiaries as at the dates and for the periods indicated. The 1998 Working Capital set forth on Schedule 2.1 has been accurately compiled from the relevant line items in the 1998 Interim Balance Sheets and properly calculated in accordance with the definition of Working Capital contained herein (except for inconsistencies with GAAP specifically set forth on Schedule 2.1).

                  Section 4.8 No Undisclosed Liabilities.

                  Except as set forth on Schedule 4.8, neither the Company nor any Subsidiary has any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described on the Balance Sheet or the June 30, 1999 Balance Sheet or in the notes thereto in accordance with GAAP which was not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or the June 30, 1999 Balance Sheet in accordance with GAAP or was not incurred in the ordinary course of business consistent with past practice since June 30, 1999.

                  Section 4.9 Absence of Certain Developments.

                  Except as expressly contemplated by this Agreement or as set forth on Schedule 4.9, since the Balance Sheet Date:

                           (i) there has not been any  Material  Adverse  Change
nor has there occurred any event which is reasonably likely to result in a Material Adverse Change;

                           (ii) there has not been any  damage,  destruction  or
loss, whether or not covered by insurance, with respect to the property and assets of the Company or any Subsidiary having a replacement cost of more than $25,000 for any single loss or $100,000 for all such losses;

                           (iii)  there  has not been any  declaration,  setting
aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Company or any repurchase, redemption or other acquisition by any Seller or the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interest in, the Company or any Subsidiary;

                           (iv)  neither  the  Company  nor any  Subsidiary  has
awarded or paid any bonuses to employees of the Company or any Subsidiary with respect to the fiscal year ending December 31, 1999, or entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of the Company's or any Subsidiary's directors, officers, employees, agents or representatives or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives (other than normal increases in the ordinary course of business consistent with past practice or consistent with the terms of the existing employment agreements set forth in
Schedule 4.15(a) and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of the Company and its Subsidiaries taken as a whole);

                           (v) there has not been any  change by the  Company or
any Subsidiary in accounting or Tax reporting principles, methods or policies;

                           (vi)  neither  the  Company  nor any  Subsidiary  has
entered into any transaction or Contract in excess of $25,000 (other than contracts relating to sales to customers and purchases of materials and services included in the Company's accounts for costs of goods sold, in each case (A) which have been fully performed by all parties thereto or (B) which have not been fully performed and do not involve payments exceeding $50,000) or conducted its business other than in the ordinary course consistent with past practice, except to the extent that during the entire period since the Balance Sheet Date, the Company and its Subsidiaries have been engaged in discussions relating to the sale or refinancing of their respective businesses;

                           (vii) neither the Company nor any Subsidiary has made
any loans, advances or capital contributions to, or investments in, any Person or paid any fees or expenses to any Seller or any Affiliate of any Seller (other than (x) payments to Sleepeck Printing or Dixon Webb Printing Company for printing services in the ordinary course of business which are included in the Company's accounts for costs of goods sold, and (y) employee expense reimbursements in the ordinary course of business consistent with current contracts in an amount not to exceed $50,000 in the aggregate per employee);

                           (viii)  neither the Company  nor any  Subsidiary  has
subjected to any Lien (other than Permitted Exceptions) any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Company or any Subsidiary, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice and Liens granted and transfers to Sleepeck Printing in connection with the Sleepeck Indebtedness;

                           (ix) neither the Company nor any  Subsidiary has made
or  committed  to  make  any  capital   expenditures  or  capital  additions  or
betterments in excess of $25,000 individually or $100,000 in the aggregate; and

                           (x) none of the Sellers nor the Company has agreed to
do anything set forth in and not excepted by this Section 4.9.

                  Section 4.10 Taxes.

                  (a) Except as set forth on Schedule 4.10, (A) all Tax Returns required to be filed by or on behalf of the Company and each of its Subsidiaries have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (B) all Taxes owed and required to be paid by any of the Company and its Subsidiaries prior to the date hereof or prior to the Closing Date (whether or not shown on any Tax Return) have been paid or properly reflected as an accrual on the June 30, 1999 Balance Sheet; and (C) neither the Company nor any Subsidiary has executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force.

                  (b) The Company and each of its Subsidiaries has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

                  (c) Purchaser has received complete copies of (A) all federal, state, local and foreign income or franchise Tax Returns of the Company and each Subsidiary relating to taxable periods since 1995 and (B) any audit report issued within the last three years relating to Taxes due from or with respect to the Company and each Subsidiary, its income, assets or operations. All income and franchise Tax Returns filed by or on behalf of the Company and each Subsidiary for the taxable years ended on the respective dates set forth on
Schedule 4.10 have been examined by the relevant taxing authority or the statute of limitations with respect to such Tax Returns has expired.

                  (d) Except as set forth on Schedule 4.10, no claim has been made by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

                  (e) Except as set forth on Schedule 4.10, all deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including the Company or any of its Subsidiaries have been fully paid, and none of the Sellers, the Company or any of its Subsidiaries have received any notice that there are any other audits or investigations by any taxing authority that are in progress, nor have the Sellers, Company or any of its Subsidiaries received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

                  (f) Except as set forth on Schedule 4.10, neither the Company nor any of its Subsidiaries nor any other Person (including any of the Sellers) on behalf of the Company or any of its Subsidiaries has (A) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries, (B) agreed to or is required to make any adjustments pursuant to
Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its Subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company or any of its Subsidiaries or (C) requested any extension of time within which to file any Tax Return of the Company or any of its Subsidiaries, which Tax Return has since not been filed. Each of the Company and its Subsidiaries has disclosed in its federal income Tax Returns all positions taken that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

                  (g) No  Seller is a  foreign  person  within  the  meaning  of
Section 1445 of the Code.

                  (h) Neither the Company nor any of its Subsidiaries is a party to any tax sharing or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing.

                  (i) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount by the Company or any of its Subsidiaries that would not be deductible by the Company or any of its Subsidiaries, the Purchaser, or any of their respective Affiliates by reason of Section 280G of the Code.

                  (j) There are no Liens except Permitted Exceptions as a result of any unpaid Taxes upon any of the assets of the Company or any of its Subsidiaries.

                  (k) Neither the Company nor any of its Subsidiaries has ever been a member of any consolidated, combined or affiliated group of corporations for any Tax purposes except the consolidated group of which they are currently members.

                  (l) For each taxable period beginning in 1986 and ending on December 31, 1997, RCC had a valid election to be treated as an S corporation as the term is defined in Code Sections 1361(a) for federal income tax purposes and a similar valid election under the laws of the State of New York or any other applicable governmental authority. RCC has not been, and will not be, subject to Tax under Code Section 1374 or 1375 (or any comparable provision of New York law) for any period ending on or prior to the Closing Date.

                  Section 4.11 Real Property.

                  Neither the Company nor its Subsidiaries own any real property or interests in real property in fee. Schedule 4.11 sets forth a complete list of all real property and interests in real property leased by the Company and its Subsidiaries ("Real Property Leases") as lessee, all security deposits made thereunder and any and all guarantees or other agreements relating to the Real Property Leases. The Real Property Leases constitute all interests in real property currently used or currently held for use in connection with the business of the Company and its Subsidiaries and which are necessary for the continued operation of the business of the Company and its Subsidiaries as the business is currently conducted. The Company and its Subsidiaries have a valid and enforceable leasehold interest under each of the Real Property Leases, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except as set forth on Schedule 4.11, there is no default under any Real Property Lease by the Company or any of its Subsidiaries or, to the best knowledge of the Sellers, by any other party thereto, and no event has occurred that with notice or lapse of time, or both, would constitute a default by the Company or any Subsidiary thereunder. The Sellers have delivered to the Purchaser true, correct and complete copies of the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto.

                  Section 4.12 Tangible Personal Property.

                  (a) Schedule 4.12 sets forth each lease of personal property ("Personal Property Leases") involving annual payments in excess of $6,000 relating to personal property used in the business of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party or by which the properties or assets of the Company or any of its Subsidiaries is bound. The Sellers have delivered to the Purchaser true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto.

                  (b) The Company and each of its Subsidiaries have a valid leasehold interest under each of the Personal Property Leases under which it is a lessee, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no material default under any Personal Property Lease by the Company or any of its Subsidiaries or, to the knowledge of the Sellers, by any other party thereto, and no event has occurred that with notice or lapse of time or both would constitute a material default thereunder by the Company or any Subsidiary.

                  (c) The Company and its Subsidiaries have good and marketable title to all of the items of tangible personal property reflected in the Balance Sheet (except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice), free and clear of any and all Liens other than the Permitted Exceptions and Liens in favor of Sleepeck Printing. All such items of tangible personal property which, individually or in the aggregate, are material to the operation of the business of the Company and its Subsidiaries are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

                  (d) All of the items of tangible personal property used by the Company and its Subsidiaries under the Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

                  Section 4.13 Intellectual Property; Proprietary Information.

                  (a) Schedule 4.13 contains a complete and correct list of each patent, patent application, trademark (registered or not), trademark application, common law mark, trade name, service mark, service mark application, and copyright (registered or not), software, manufacturing and development process, know-how, inventions, trade-secret, regardless of the form of manifestation of any of the above, and Internet domain name (including the domain name registration, the content contained within said domain and any proprietary software used in conjunction with said domain) owned, necessary or used by the Company and/or its Subsidiaries in the business as now conducted (collectively the "Intellectual Property") as well as all registrations thereof and pending applications therefor, and each license or other agreement relating thereto. Except for Liens in favor of Sleepeck Printing, each of the foregoing is owned by the party shown on such Schedule as owning the same, free and clear of all Liens and is in good standing and not the subject of any challenge. There have been no claims made and neither the Sellers, the Company nor any Subsidiary has received any notice or otherwise knows, or has reason to believe, that any of the foregoing or the operations, business or products of the Company or any Subsidiary, is invalid, unenforceable, infringes upon or conflicts with the proprietary rights of others, nor does the Company or any Subsidiary know of any basis for any such claim (whether pending or threatened). The Company and each of its Subsidiaries possess or have rights to use all the Intellectual Property necessary for the conduct of its business as now conducted, not subject to any restrictions, licenses or third-party rights except as set forth on Schedule 4.13, and without any known conflict with the rights of others, and neither the Company nor any of its Subsidiaries has forfeited or otherwise relinquished any right in or to such Intellectual Property necessary for the conduct of their respective businesses as conducted or contemplated to be conducted on the date hereof. Neither the Company nor any of its Subsidiaries is under any obligation to pay any royalties or similar payments in connection with any license to any Seller or any Affiliate thereof.

                  (b)  Except  as set  forth on  Schedule  4.13,  the  products, processes, proprietary technology and other proprietary know-how owned, used or contemplated to be used by the Company and/or its Subsidiaries were completely developed by the full time employees of the Company and/or its Subsidiaries only, using only resources of the Company and/or its Subsidiaries. The inventions and original works of authorship owned or used by the Company and/or its Subsidiaries were developed or conceived by employees within the scope of their employment by the Company and/or its Subsidiaries in connection with the underlying products, processes and proprietary technology of the Company and/or its Subsidiaries. Except as set forth on Schedule 4.13, no independent contractors or consultants were used or contracted by the Company and/or its Subsidiaries in the development of the products, processes, proprietary technology and other proprietary know-how owned or used or contemplated to be used by the Company and/or its Subsidiaries. To the extent that independent contractors or consultants were used or contracted by the Company as specified in Schedule 4.13 (the "Consultants"), the Sellers represent and warrant that any and all such Consultants have executed and delivered to the Company a document evidencing either the exclusive ownership of such Intellectual Property by the Company or its Subsidiaries, or the due conveyance, assignment and transfer of any and all rights, title and interest such Consultants may have in any work product, invention, idea, concept, original work of authorship or Intellectual Property they may have conceived, worked upon or otherwise participated in their development within the context of, or in connection with, their employment with the Company and/or its Subsidiaries, and the Company has all necessary releases, documents and agreements to make all necessary future filings for the registration and otherwise perfection of rights and to defend against any claim raised thereupon, duly executed by such Consultants, complete copies of which have been delivered to the Purchaser.

                  (c) Except as set forth on Schedule 4.13, each employee, consultant or contractor of the Company and/or its Subsidiaries who works with Intellectual Property (other than clerical workers) has executed and delivered a non-disclosure, non-solicitation or invention assignment agreement, and a true and complete copy of each such agreement has been delivered to the Purchaser. The Company is not aware that any of its employees is in violation thereof, and the Sellers shall cause the Company to use its best efforts to prevent any such violation prior to Closing.

                  Section 4.14 Material Contracts.

                  Schedule  4.14 sets forth all of the  following  Contracts  to which the Company or any of its Subsidiaries is a party or by which any of them are bound, other than Contracts for which the Company or its Subsidiaries has no liabilities or continuing obligations whatsoever (collectively, the "Material Contracts"): (i) Contracts with any Seller or any current officer or director of the Company or any of its Subsidiaries; (ii) Contracts pursuant to which any party is required to purchase or sell a stated portion of its requirements or output from or to another party or relating to the sale or distribution of the Company's products; (iii) Contracts for the sale of any of the assets of the Company or any of its Subsidiaries other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets; (iv) joint venture agreements; (v) Contracts containing nondisclosure covenants or covenants not to compete in any line of business or with any person in any geographical area; (vi) Contracts relating to the acquisition by the Company or any of its Subsidiaries of any operating business or the capital stock of any other person; (vii) Contracts relating to the borrowing of money; or (viii) any other Contracts, other than Real Property Leases, Personal Property Leases or Contracts which pertain to the purchase or sale of goods and/or services in the ordinary course of business, which individually involve the expenditure of more than $50,000 in the aggregate or $6,000 annually, or require performance by any party more than one year from the date hereof. True and complete copies of all of the Material Contracts have been delivered to the Purchaser, or its representatives. Except as set forth on Schedule 4.14, all of the Material Contracts and other agreements are in full force and effect and are the legal, valid and binding obligations of the Company and/or its Subsidiaries, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Neither the Company nor any Subsidiary is in default in any material respect under any Material Contract, nor, to the knowledge of any Seller, is any other party to any Material Contract in default thereunder in any material respect and no event has occurred that with notice or lapse of time or both would constitute a material default thereunder by the Company or any Subsidiary.

                  Section 4.15 Employee Benefits.

                  (a) All benefit and compensation plans, contracts, policies, agreements or other arrangements providing for compensation, severance, termination pay, performance awards, stock or stock related awards, fringe benefits, change in control compensation or benefits, employment, deferred compensation or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral, and whether or not legally binding, or arrangements covering current employees or former employees of the Company and its Subsidiaries ("Employees") and current or former directors of the Company, including, but not limited to, "employee benefit plans" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Benefit Plans"), are listed on Schedule 4.15. Each "change in control" or similar provision contained therein is specifically identified on
Schedule 4.15.

                  (b) All employee benefit plans, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering Employees (the "Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA, the Code, and all other applicable law. Each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or threatened litigation relating to the Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

                  (c) No current or former Pension Plan of the Company or any of its Subsidiaries, or any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"), is or has ever been subject to Title IV of ERISA or Section 412 of the Code.

                  (d) All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the financial statements of the Company.

                  (e) Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Benefit Plan or has ever represented, promised or contracted (whether in oral or written form) to any Employee(s) that such Employee(s) would be provided with retiree health or life benefits, other than rights and obligations under COBRA.

                  (f) Except as contemplated by Section 8.1(u), the consummation of the transactions contemplated by this Agreement will not (x) entitle any Employees of the Company or any of the Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Benefit Plans. It is understood that in connection with the agreements referred to in Section 7.3 hereof, the Company will incur the obligations set forth therein.

                  (g) Any amount that could be received (whether in cash, property, or vesting of property) as a result of the transaction contemplated by this Agreement by any officer, director, employee or independent contractor of the Company or any of its subsidiaries, who is a "disqualified individual" (as defined in proposed Treasury Regulation Section 1.280G-1), under any employment arrangement or Benefit Plan would not be characterized as an "excess parachute payment" (as defined in Section 280G of the Code).

                  (i) True, correct and complete copies of the following documents, with respect to each of the Benefit Plans have been delivered to the Purchaser (A) any plans and related trust documents, and all amendments thereto,
(B) the Forms 5500 for the past three years and schedules thereto, (C) the most recent financial statements and actuarial valuations for the past three years,
(D) the most recent Internal Revenue Service determination letter, (E) the most recent summary plan descriptions (including letters or other documents updating such descriptions) and (F) written descriptions of all non-written agreements relating to the Benefit Plans.

                  (j) Except as set forth on Schedule 4.15, the Company and each of its Subsidiaries and any ERISA Affiliate which maintains a "group health plan" within the meaning of Section 5000(b)(1) of the Code have complied with the notice and continuation requirements of Section 4980B of the Code or Part 6 of Title I of ERISA and the applicable regulations thereunder.

                  (k) No stock or other security issued by the Company or any of its Subsidiaries forms or has formed a material part of the assets of any Benefit Plan.

                  Section 4.16 Labor.

                  (a) Neither the Company nor any of its Subsidiaries is party to any labor or collective bargaining agreement and as of the date hereof there are no labor or collective bargaining agreements which pertain to employees of the Company or any of its Subsidiaries.

                  (b) No employees of the Company or any of its Subsidiaries are represented by any labor organization. No labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the best knowledge of the Sellers, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal. There is no organizing activity involving the Company or any of its Subsidiaries pending or, to the best knowledge of any Seller, threatened by any labor organization or group of employees of the Company or any of its Subsidiaries.

                  (c) There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the best knowledge of any Seller, threatened against or involving the Company or any of its Subsidiaries. There are no unfair labor practice charges, grievances or complaints pending or, to the best knowledge of any Seller, threatened by or on behalf of any employee or group of employees of the Company.

                  (d) Schedule 4.16 sets forth all consultants and independent contractors used by the Company as of the date hereof. None of such consultants and independent contractors is an employee of the Company.

                  (e) All employees treated as "exempt" employees by the Company are "exempt" employees under the Fair Labor Standards Act, 29 U.S.C. Section 201, et seq., or under another analogous federal, state, or municipal wage and hour law.

                  Section 4.17 Litigation.

                  Except as set forth in Schedule 4.17, there is no Legal Proceeding pending or, to the knowledge of the Sellers, overtly threatened against the Company or any of its Subsidiaries (or, to the knowledge of the Sellers, pending or threatened, against any of the officers, directors or key employees of the Company or any of its Subsidiaries with respect to their business activities on behalf of the Company or any of its Subsidiaries), or to which the Sellers or the Company or any of its Subsidiaries is otherwise a party, before any court, or before any Governmental Body; nor to the knowledge of the Sellers is there any reasonable basis for any such Legal Proceeding. Except as set forth in Schedule 4.17, neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or governmental agency and neither the Company nor any Subsidiary is engaged in any legal action to recover monies due it or for damages sustained by it. None of the Purchaser, the Company or any of its Subsidiaries shall have any liabilities or damages whatsoever incurred after the Closing Date (other than legal fees and expenses relating to the dismissal of such action) arising out of or otherwise related to the Cellesence proceeding set forth on Schedule 4.17 (the "Cellesence Matter").

                  Section 4.18 Compliance with Laws; Permits.

                  The Company and each of its Subsidiaries is in compliance with all Laws applicable to it or to the conduct of its business or operations or the use of its properties (including any leased properties) and assets, except for such non-compliances, individually or in the aggregate, as would not be reasonably expected to result in a Material Adverse Effect. The Company and each of its Subsidiaries has all governmental Permits from state, federal or local authorities which are required for the Company and each of its Subsidiaries to operate its business, except for the absence of Permits, individually or in the aggregate, that would not be reasonably expected to result in a Material Adverse Effect.

                  Section 4.19 Environmental Matters.

                  Except as set forth on Schedule 4.19 hereto:

                  (a) the operations of the Company and each of its Subsidiaries have been and are in compliance with all applicable Environmental Laws and all permits issued pursuant to Environmental Laws or otherwise;

                  (b) the Company and each of its Subsidiaries has obtained all permits required under all applicable Environmental Laws necessary to operate its business;

                  (c) neither the Company nor any of its Subsidiaries is the subject of any outstanding written order or Contract with any governmental authority or person respecting (i) Environmental Laws, (ii) Remedial Action or
(iii) any Release or threatened Release of a Hazardous Material;

                  (d) neither the Company nor any of its Subsidiaries has received any written communication alleging that the Company and/or any of its Subsidiaries may be in violation of any Environmental Law, or any Permit issued pursuant to any Environmental Law, or may have any liability under any Environmental Law;

                  (e) neither the Company nor any of its Subsidiaries has any current contingent liability in connection with any Release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site), or the unlawful use, generation, emission, discharge, transportation, storage, handling, treatment or disposal of any Hazardous Material;

                  (f) to the Sellers' knowledge, there are no investigations of the business, operations, or currently or previously owned, operated or leased property of the Company or any of its Subsidiaries pending or threatened which could lead to the imposition of any liability pursuant to any Environmental Law;

                  (g) there has been no release of Hazardous Material at any property leased or operated by the Company or any of its Subsidiaries.

                  (h) Neither the Company nor any of its Subsidiaries is aware of any existing, pending, threatened or past demand, suit or cause of action for damages, including, without limitation, claims for personal injury or property damage, by any Person, including, without limitation, those alleged to result from use, handling or exposure to or injury from any Hazardous Material; and

                  (i) None of the off-site locations to where Company or any of its Subsidiaries has transported, disposed or arranged for disposal of Hazardous Materials has been identified as a facility that is subject to an existing claim under any Environmental Law, or, to the Sellers' knowledge, is the subject of any threatened claim by any Governmental Body, and all of the off-site locations to where Company or any of its Subsidiaries has transported, disposed or arranged for disposal of Hazardous Materials are properly permitted pursuant to Environmental Laws.

                  Section 4.20 Insurance.

                  Schedule 4.20 sets forth a complete and accurate list of all policies of insurance of any kind or nature covering the Company or any of its Subsidiaries or any of their respective employees, properties or assets, including, without limitation, policies of life, disability, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance. All such policies are in full force and effect, and, to the Sellers' knowledge, neither the Company nor any of its Subsidiaries is in default of any provision thereof, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Since December 31, 1997, no policy of insurance of any kind has lapsed or been cancelled which was not replaced by a policy or insurance with substantially the same or better coverage at a comparable price.

                  Section 4.21 Inventories; Receivables; Payables.

                  (a) The inventories of the Company and its Subsidiaries are in good and marketable condition, and are saleable in the ordinary course of business. None of the Company or any of its Subsidiaries has obsolete or otherwise unusable inventory which is not reflected on the Balance Sheet or the June 30, 1999 Balance Sheet.

                  (b) Set forth on Schedule 4.21 is a true, complete and correct list of all outstanding accounts receivable of the Company and its Subsidiaries as of August 27, 1999 (the "Outstanding Receivables"). All outstanding accounts receivable of the Company and its Subsidiaries have arisen from bona fide transactions in the ordinary course of business consistent with past practice. All accounts receivable of the Company and its Subsidiaries reflected on the June 30, 1999 Balance Sheet are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. Except as set forth on Schedule 4.21, all accounts receivable arising after the Balance Sheet Date are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. The representations and warranties contained in this Section 4.21(b) shall not be deemed to be a guaranty of collection of Outstanding Receivables. Except as set forth on
Schedule 4.21, none of such accounts receivable are older than 90 days from the date the Company recognized such revenue except for accounts receivable from Gary Farn Ltd. which are not older than 120 days from the date the Company recognized such revenue and are in an aggregate amount not exceeding $85,000
Except as set forth on Schedule 4.21, there are no loans, draws against commissions or other accounts receivable from any officer, director or employee of the Company or any of its Subsidiaries (collectively, the "Employee Receivables").

                  (c) Except as set forth on Schedule 4.21, all accounts payable of the Company and its Subsidiaries reflected in the Balance Sheet or arising after the date thereof are the result of bona fide transactions in the ordinary course of business and have either since been paid or are not yet due and payable. Schedule 4.21 sets forth a description of all outstanding accounts payable of the Company to Sleepeck Printing Company ("Sleepeck Printing"), and shows the date of each invoice. Except as set forth on Schedule 4.21, none of such accounts payable to Sleepeck Printing are overdue by 30 days or more.

                  Section 4.22 Related Party Transactions.

                  Except as set forth on Schedule 4.22, none of the Sellers or any of their respective Affiliates has borrowed any moneys from or has outstanding any indebtedness or other similar obligations to the Company or any of its Subsidiaries. Except as set forth in Schedule 4.22, and other than ownership of three percent (3%) or less of the outstanding voting securities of a company whose stock is traded on a national securities exchange or The Nasdaq Stock Market, none of the Sellers, the Company, any Subsidiary of the Company, any of their respective Affiliates nor any officer or employee of any of them
(i) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company or any of its Subsidiaries, (B) engaged in a business related to the business of the Company or any of its Subsidiaries, or (C) a participant in any transaction to which the Company or any of its Subsidiaries is a party or (ii) is a party to any Contract with the Company or any of its Subsidiaries.

                  Section 4.23 Banks.

                  Schedule 4.23 contains a complete and correct list of the names and locations of all banks and other financial institutions in which the Company or any Subsidiary has accounts or safe deposit boxes or lockbox or similar arrangements into which accounts receivable of the Company or any Subsidiary are deposited or remitted and the names of all persons authorized on behalf of the Company or any Subsidiary to draw thereon or to have access thereto. Except as set forth on Schedule 4.23, no person holds a power of attorney or other authority to act on behalf of the Company or any Subsidiary.

                  Section 4.24 Full Disclosure.

                  The Sellers know of no information or facts that individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect which has not been disclosed to the Purchaser Group in this Agreement or other written materials furnished to the Purchaser Group. No representation or warranty of any Seller contained in this Agreement or in any schedule hereto or in any Seller Document, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                  Section 4.25 Financial Advisors.

                  No Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Sellers or the Company in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

                  Section 4.26 Year 2000 Compliance.

                  Each item of hardware, software, information technology, embedded, or processor based system and/or any combination thereof, used by the Company in providing service to its customers, developed, manufactured, distributed or licensed by the Company and its Subsidiaries (collectively, the "System"), shall be able to correctly function, operate, process data or perform date-related calculations, including, but not limited to, calculating, comparing and sequencing, from, into and between the years 1999 and 2000, and shall accurately process, provide and/or receive date-data, including leap year calculations, into and between the years 1999 and 2000, except for such inabilities which, individually or in the aggregate, would not be reasonably expected to result in a Material Adverse Effect. Neither performance nor functionality of the System shall be affected by dates prior to, during and after January 1, 2000, except for such non-performances or non-functionalities which, individually or in the aggregate, would not be reasonably expected to result in a Material Adverse Effect. A System containing or calling on a calendar function including, without limitation, any function indexed to the CPU clock, and any function providing specific dates or days, or calculating spans of dates or days shall record, store, process, provide and, where appropriate, insert, true and accurate dates and calculations for dates and spans, before, during and following January 1, 2000, except for such inabilities which, individually or in the aggregate, would not be reasonably expected to result in a Material Adverse Effect. The System shall have no lesser functionality or operability with respect to records containing dates, before, during or after January 1, 2000 than heretofore with respect to dates prior to January 1, 2000, except for such lesser functionalities or operabilities which, individually or in the aggregate, would not be reasonably expected to result in a Material Adverse Effect.

                  Section 4.27 Representations and Warranties Exclusive

                  The representations and warranties made by the Sellers in this Agreement and in the other Seller Documents are the only representations and warranties made by any Seller in connection with the transactions contemplated hereby and by the other Seller Documents, and are intended by the parties to exclude any other basis of recovery against the Sellers by reason of any representation or warranty of the Sellers which is not set forth in this Agreement and in the other Seller Documents, including liability under Rule 10b-5 promulgated under the Securities Exchange Act of 1934, as amended.


                                   Article V
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Sellers that:


                  Section 5.1 Organization and Good Standing.

                  The  Purchaser  is  a  corporation  duly  organized,   validly
existing and in good standing under the laws of the State of Delaware.

                  Section 5.2 Authorization of Agreement.

                  The Purchaser has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the "Purchaser Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchaser of this Agreement and each Purchaser Document have been duly authorized by all necessary corporate action on behalf of the Purchaser. This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  Section 5.3 Conflicts; Consents of Third Parties.

                  (a) None of the execution and delivery by the Purchaser of this Agreement and of the Purchaser Documents, nor the compliance by the Purchaser with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of the Purchaser, (ii) conflict with, violate, result in the breach of, or constitute a default under any Contract, instrument, note, bond, mortgage, indenture, lease, license, franchise, commitment, covenant, understanding, arrangement, agreement or other obligation to which the Purchaser is a party or by which the Purchaser or its properties or assets are bound or (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which the Purchaser is bound, except, in the case of clauses (ii) and (iii), for such violations, breaches or defaults as would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, prospects, business or operations of the Purchaser and its subsidiaries, taken as a whole.

                  (b) Except as set forth on Schedule 5.3, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents or the compliance by the Purchaser with any of the provisions hereof or thereof.

                  Section 5.4 Litigation.

                  There are no Legal Proceedings pending or, to the best knowledge of the Purchaser, threatened against the Purchaser before any court or any Governmental Body that are reasonably likely to prohibit or restrain the ability of the Purchaser to enter into this Agreement or any of the other Purchaser Documents or to consummate the transactions contemplated hereby and thereby.

                  Section 5.5 Investment Intention.

                  The Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

                  Section 5.6 Financial Advisors.

                  Except for Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and William J. Fox, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Purchaser in connection with the transactions contemplated by this Agreement and no person is entitled to any fee or commission or like payment in respect thereof. All fees payable to DLJ or William J. Fox as a result of the transactions contemplated by this Agreement shall be paid by the Purchaser.

                                   Article VI
                                    COVENANTS

                  Section 6.1 Access to Information.

                  (a) The Sellers shall use their reasonable best efforts to afford the Purchaser and its representatives full access to all financial, legal, management and other information concerning the Company and its Subsidiaries and their respective businesses, and permit the Purchaser to complete its reasonable due diligence investigation. Such investigation shall be conducted in all respects in accordance with the terms of the Confidentiality Agreement entered into between the Company and Arcade, Inc., dated as of March 31, 1998 (the "Retcom Confidentiality Agreement"), and, as applicable, the Confidentiality Agreement entered into between Arcade Marketing, Inc. and Sleepeck Printing dated as of October 6, 1998 (the "Sleepeck Confidentiality Agreement", and collectively with the Retcom Confidentiality Agreement, the "Confidentiality Agreements") which the Purchaser agrees are both still in full force and effect and are binding on the Purchaser, its parent corporation and all of its subsidiaries, consultants and agents (collectively, the "Purchaser Group"). The Purchaser shall not involve anyone in the due diligence investigation on its behalf who has not agreed to be bound by the Confidentiality Agreements. Subject to the foregoing, until the Closing or earlier termination of this Agreement, each of the parties shall take, or cause to be taken, such further actions as are reasonably necessary to consummate the transactions contemplated hereby. No investigation by the Purchaser or any Seller prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Sellers or the Purchaser, respectively, contained in this Agreement, the Seller Documents or the Purchaser Documents, as the case may be; provided however, that if the Purchaser discovers any fact prior to the Closing which would make any representation or warranty of the Sellers untrue (regardless of materiality) then the Purchaser shall notify the Sellers' Representatives of such fact and the Purchaser may (i) terminate this Agreement pursuant to Section 3.2, (ii) request a reduction in the Purchase Price, or (iii) proceed with closing the transactions contemplated hereby without a reduction to the Purchase Price. If the Purchaser fails to notify the Sellers' Representatives, then the Closing shall constitute the Purchaser's waiver of any such untruth in any representation or warranty and the Sellers shall have no liability as a result thereof. If the Purchaser notifies the Sellers' Representatives but elects not to proceed as provided in clause (i) above, or proceeds as provided in clause
(ii) above and reaches a satisfactory agreement with the Sellers in regard thereto or proceeds as provided in clause (iii) above, then at the Sellers' request the Purchaser shall waive such untruth in the relevant representation or warranty in writing and then the Sellers shall have no liability as a result thereof, except as otherwise provided in Section 11.3 hereof.

                  (b) The Sellers may deliver to the Purchaser information concerning events subsequent to the date of this Agreement which relates to the business of the Company and its Subsidiaries in the ordinary course, which with the written consent of the Purchaser (which consent shall not be unreasonably withheld), shall supplement the information contained in the Schedules hereto. In addition, the Sellers shall promptly deliver to the Purchaser information concerning events subsequent to the date of this Agreement which relates to the business of the Company and its Subsidiaries which are not in the ordinary course; provided that receipt of such information shall not be deemed a waiver by the Purchaser of any of the conditions precedent to the Closing and the Purchaser may at its option either terminate this Agreement pursuant to Section 3.2, seek a reduction in the Purchase Price or proceed with closing the transactions contemplated hereby without a reduction to the Purchase Price. If the Purchaser terminates this Agreement or seeks a reduction in the Purchase Price by reason of such information and reaches a satisfactory agreement with the Sellers in regard thereto or proceeds without a reduction to the Purchase Price, then at the Sellers' request, the Purchaser shall waive such untruth in the relevant representation or warranty, and then the Sellers shall have no liability as a result thereof, except as provided in Section 11.3 hereof.

                  Section 6.2 Conduct of the Business Pending the Closing.

                  (a) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Purchaser, the Sellers shall, and shall cause the Company and its Subsidiaries to, (i) conduct the respective businesses of the Company and its Subsidiaries only in the ordinary course consistent with past practice and (ii) use its reasonable best efforts to preserve the business assets and earning potential of the Company and its Subsidiaries.

                  (b)  Except  as  otherwise  expressly   contemplated  by  this
Agreement or with the prior written consent of the Purchaser, the Sellers shall not, and shall cause the Company and its Subsidiaries not to:

                           (i) declare,  set aside,  make or pay any dividend or
other distribution in respect of the capital stock of the Company or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

                           (ii) transfer,  issue,  sell or dispose of any shares
of capital stock or other securities of the Company or any of its Subsidiaries or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company or any of its Subsidiaries;

                           (iii) effect any recapitalization,  reclassification,
stock split or like change in the capitalization of the Company or any of its Subsidiaries;

                           (iv)  amend  the  certificate  of   incorporation  or
by-laws of the Company or any of its Subsidiaries;

                           (v) make any payments to (other than  payments  under
employment agreements existing as of the Balance Sheet Date) or enter into any other transactions with its shareholders;

                           (vi) write-off any of the Outstanding Receivables; or

                           (vii) agree to do anything prohibited by this Section
6.2 or anything which would make any of the representations and warranties of the Sellers in this Agreement or the Seller Documents untrue or incorrect as of any time through and including the Closing Date.

                  Notwithstanding anything in this Agreement to the contrary, the parties hereto agree that Sleepeck Printing shall be entitled to protect its interests as a vendor and a lender to the Company and certain of its Subsidiaries.

                  Section 6.3 Consents.

                  (a) The Sellers shall use their reasonable best efforts, and the Purchaser shall cooperate with the Sellers, to obtain at the earliest practicable date all consents and approvals required to be obtained by the Sellers or the Company so that the Sellers may consummate the transactions contemplated by this Agreement, including, without limitation, the consents and approvals referred to in Sections 4.5(b) and 4.6(b) hereof; provided, however, that neither the Sellers nor the Purchaser shall be obligated to pay any consideration therefor to any third party from whom consent or approval is requested.

                  (b) The Purchaser shall use its reasonable best efforts, and the Sellers shall cooperate with the Purchaser, to obtain at the earliest practicable date all consents and approvals required to be obtained by the Purchaser so that the Purchaser may consummate the transactions contemplated by this Agreement, including, without limitation, the consents and approval referred to in Section 5.3(b) hereof; provided, however, that neither the Purchaser or the Sellers shall be obligated to pay any consideration therefor to any third party from whom consent or approval is requested.

                  Section 6.4 Other Actions.

                  Each of the Sellers and the Purchaser shall use its best efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement by September 21, 1999 and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement. The Purchaser shall prepare the necessary filings and shall pay all filing fees in connection with any filing under the HSR Act relating to the transactions contemplated hereby in the event that the Purchaser determines such a filing is necessary or required.

                  Section 6.5 No Solicitation.

                  Each of the Sellers agrees, severally, that it will not and it will cause the Company not to, directly or indirectly, without the prior written consent of Purchaser, until the Closing Date or earlier termination hereof: (i) solicit or encourage any other offers for any shares of capital stock or material assets of the Company or any of its Subsidiaries, or provide any information to, or participate in any discussions or negotiations or otherwise cooperate with any person other than Purchaser and its designees with respect to the possible sale or other transfer of any shares of capital stock or material assets of the Company or any of its Subsidiaries, regardless of when such offers were received or negotiations were initiated or (ii) take any action or permit any action or inaction to be taken that would, directly or indirectly, frustrate the purpose of this Agreement or the ability of Purchaser to consummate any of the transactions contemplated hereby. Each of the Sellers further agrees that it will inform Purchaser immediately of the terms and details of any offer received by it or the Company after the date of this Agreement to acquire any capital stock or material assets of the Company or any of its Subsidiaries.

                  Without limitation of any other rights or remedies of the Purchaser hereunder, if any of the Sellers or the Company engage in discussions regarding the sale or transfer of the Common Stock or Options or any material assets of the Company or any of its Subsidiaries with a third party (whether or not in response to a proposal) or take any of the other actions prohibited by the first paragraph of this Section 6.5 during the period referred to therein, and prior to September 21, 2000, the Sellers sell their Shares or the Sellers or the Company otherwise engage in a transaction which in either case results in the realization by the Sellers of cash or non-cash proceeds in an amount that would exceed the amount that they could reasonably be expected to realize from the consummation of the transactions set forth herein, then the Sellers who realize such proceeds severally (pro rata in accordance with the percentage of such proceeds realized by each of them from the consummation of the sale or other transaction or their percentage of ownership of the Company, as the case may be) and not jointly, shall pay the Purchaser the lesser of (x) $1,000,000 or
(y) the amount realized by the Sellers in the consummation of such a transaction, minus (i) the Purchase Price (as adjusted) and (ii) the Company's reasonable attorney's and accountant's fees incurred in connection with the transactions contemplated hereby; provided, however, that if the transactions contemplated hereby are not consummated as a result of a breach by the Purchaser of its obligations under this Agreement, or an injunction prohibiting the consummation of the transaction (which is not the result of actions by the Sellers), then the payment obligations of this paragraph of Section 6.5 shall not apply.

                  Notwithstanding  the  foregoing,  nothing  contained  in  this
Section 6.5 shall prohibit the Board of Directors of the Company from furnishing information to or negotiating with any Person that makes a Superior Proposal, if, and only to the extent that, the Board of Directors in good faith determines that such action is required to comply with its fiduciary duties. Nothing in this paragraph shall permit the Sellers to terminate or breach this Agreement or to enter into any agreement which would frustrate the purposes of this Agreement.

                  Section 6.6 Preservation of Records.

                  Subject to Section 10.4(e) hereof (relating to the preservation of Tax records), the Sellers and the Purchaser shall each preserve and keep the records held by it relating to the business of the Company and its Subsidiaries and the Purchaser shall cause the Company and its Subsidiaries to preserve and keep their respective records for a period of three years from the Closing Date and shall make such records and personnel available to the other party as may be reasonably required by such party in connection with, among other things, any insurance claims by, legal proceedings against or governmental investigations of the Sellers or the Purchaser or any of their Affiliates or in order to enable the Sellers or the Purchaser to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby. In the event the Sellers, the Purchaser, the Company or any Subsidiary wishes to destroy such records after that time, such party (or the Purchaser on behalf of the Company or any Subsidiary) shall first give ninety (90) days' prior written notice to the other parties and each of such other parties shall have the right at its option and expense, upon prior written notice given to such party within that ninety (90) day period, to take possession of the records within one hundred and eighty
(180) days after the date of such notice.

                  Section 6.7 Publicity.

                  None of the Sellers nor the Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby or otherwise publicly disclose the existence of this Agreement without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of the Purchaser, disclosure is otherwise required by applicable Law, provided that, to the extent required by applicable Law or the rules or regulations of any securities exchange or The Nasdaq Stock Market, the party intending to make such release shall use its reasonable best efforts consistent with such applicable Law or the rules or regulations of any securities exchange or The Nasdaq Stock Market, to consult with the other party with respect to the text thereof.

                  Section 6.8 Termination of Agreements.

                  Prior to or simultaneously with the Closing, (a) the Employment Agreement by and between Michael Berman and RCC dated December 31, 1997, (b) the Employment Agreement by and between Michael Berman and Encapsulation Services, Inc. dated January 1, 1998, (c) the Employment Agreement by and between Jay Gartlan and Encapsulation Services, Inc. dated January 1, 1998, and the Employment Agreement by and between Jay Gartlan and RCC dated January 1, 1998, and (d) all other Contracts or transactions between Affiliates of the Company, on the one hand, and the Company or its Subsidiaries, on the other hand, as set forth on Schedule 4.22 (other than (i) any agreements relating to photography services between Paul Pearl and the Company, (ii) the consulting agreement between Albert Pearl and RCC dated January 15, 1998 (the "Pearl Consulting Agreement"), and (iii) any completed work not yet invoiced or accounts payable to Sleepeck Printing by the Company or any of its Subsidiaries which are not included in the Sleepeck Indebtedness and any work-in-progress being performed by Sleepeck Printing for the Company or its Subsidiaries in the ordinary course of business) shall have been terminated without payment or further liability of any party thereto, except as otherwise contemplated hereby or as set forth on Schedule 6.8. The bonuses payable in respect of calendar year 1998, which are identified on Schedule 6.8, shall be paid at Closing to the extent such bonuses are reflected on the Balance Sheet and the June 30, 1999 Balance Sheet.

                  Section 6.9 Intellectual Property.

                  Prior to or simultaneously with the Closing, any and all right, title and interest in any Intellectual Property held by any Affiliate of any of the Sellers and/or Fragrance Technology Trust that is currently used, or contemplated to be used, in the business of the Company or its Subsidiaries shall be conveyed to RCC, without further consideration, or otherwise made available to the Company or its Subsidiaries on an irrevocable, worldwide, exclusive and royalty free basis, provided however, that this obligation to convey Intellectual Property does not extend to Intellectual Property of Sleepeck Printing relating to the printing of products or the rendering of printing services.

                  Section 6.10 Collection of Accounts Receivable.

                  The Purchaser shall cause the Company and its  Subsidiaries to use their diligent efforts to collect all accounts receivable outstanding as of the Closing Date prior to the Collection Date. Prior to the Collection Date, and only to the extent requested by the Company in its sole discretion, Paul Pearl shall (i) assist in accordance with the Company's directions in the collection of such accounts receivable and (ii) act as an advisor to the Company in connection with any settlements with customers of the Company or its Subsidiaries with respect to such accounts receivable.


                                  Article VII
                                OTHER AGREEMENTS

                  Section 7.1 Payment of Sleepeck Indebtedness.

                  Simultaneously with the Closing, the Purchaser shall pay, or cause the Company or one of its Subsidiaries to pay, the Sleepeck Indebtedness in full. Contemporaneously with the payment in full of the Sleepeck Indebtedness, Sleepeck Printing shall release all guarantees and Liens made in connection with the Sleepeck Indebtedness and shall acknowledge to the Purchaser that no money is owed to Sleepeck Printing by the Company or any of its Affiliates in relation to the Sleepeck Indebtedness. Notwithstanding the foregoing, any release or acknowledgement given or made pursuant to this Section
7.1 shall not be deemed to include any obligations of the Company or any Affiliate with respect to (a) amounts not yet paid for printing services performed by Sleepeck Printing, which has been billed and such bills have been outstanding for less than 90 days, (b) payments set aside, withdrawn or otherwise revoked in respect of printing services performed by Sleepeck Printing prior to the Closing Date, or (c) obligations associated with printing work-in-progress being performed by Sleepeck Printing.

                  Section 7.2 Exercise of Options and Releases.

                  (a) Simultaneously with the Closing, the Purchaser shall exercise the Options which as of the date hereof are owned by (i) Sleepeck Printing to acquire Common Stock from Retail TCA Corporation ("TCA") and Retail TCB Corporation ("TCB") and (ii) Stuart Fleischer to acquire Common Stock from TCB at the exercise price of $1,000,000, $884,000 and $136,000, respectively. Immediately upon the exercise of such Options, (i) TCA shall repay all outstanding indebtedness owed by TCA to the Company or its Subsidiaries and (ii) TCB shall repay all outstanding indebtedness owed by TCB to Albert Pearl pursuant to the Note dated January 15, 1998 and to the Company or its Subsidiaries.

                  (b) Simultaneously with the Closing, each of the Sellers shall, and the Sellers shall cause Albert Pearl to, issue full releases to each other and to the Company, its Subsidiaries and their respective Affiliates (in the form attached hereto as Exhibit F and otherwise satisfactory to the Purchaser).

                  (c) Simultaneously with the Closing, Sellers shall cause each of the parties referenced in the January Memo to execute and deliver such releases as are set forth therein, in substantially the form attached hereto as Exhibit F and otherwise satisfactory to the Purchaser.

                  (d) Simultaneously with the Closing, the Company, its Affiliates and the Sellers (other than Sleepeck Printing) shall issue a full release to Sleepeck Printing (except with respect to liabilities associated with completed work not yet invoiced, accounts receivable and printing work-in-progress as described in Section 6.8(iii)), in substantially the form attached hereto as Exhibit F and otherwise satisfactory to the Purchaser.

                  Section 7.3 Employees.

                  Subsequent to the Closing and for a period of one year thereafter, Purchaser agrees that it will not and it will cause the Company not to terminate without cause the employment with the Company or any of its Subsidiaries of any of (i) Bob Dona, Arthur Inglesby or Paul Bousselli prior to the date that is nine (9) months from written notice from Purchaser to the Company regarding the employment status of each such person, (ii) William Deierlein or Bob Westover prior to the date that is six (6) months from written notice from Purchaser to the Company regarding the employment status of each such person, and (iii) Robert Larr or Fayez Hamma prior to the date that is three (3) months from written notice from Purchaser to the Company regarding the employment status of each such person. Purchaser shall provide Jay Gartlan with a copy of each such notice. The Sellers (other than Sleepeck Printing) shall recommend and encourage in good faith each such employee to enter into a confidentiality and non-compete agreement satisfactory to the Purchaser. Notwithstanding anything to the contrary, none of the Purchaser, the Company or any of its Subsidiaries shall have any obligation or liability to the Sellers or any such employee if such employee fails to enter into such confidentiality and non-compete agreement.

                  Section 7.4 Certain Insurance Coverage.

                  After the Closing Date and until January 2, 2001, the Purchaser shall cause the Company to maintain the Company's insurance policy covering professional errors and omissions liability having an annual premium cost of $3,486 in effect on the date hereof or another substantially similar insurance policy providing for coverage on a "claims made" basis; provided, however, that the Purchaser and the Company shall have no obligations pursuant to this Section 7.4 in the event of any material increase in the cost of premiums charged for any such policy over the costs of premiums charged under the Company's current policy. In the event that the Purchaser or the Company determines to cancel such insurance policy prior to the sixth anniversary of the Closing Date, the Purchaser shall or shall cause the Company to (a) notify the Sellers' Representatives of such cancellation at least 30 days prior thereto, and (b) reasonably cooperate (without any cost to the Purchaser, the Company or any of its Subsidiaries) with the Sellers' Representatives' undertaking to purchase continuation of such insurance coverage for the benefit of any of Jay Gartlan, Michael Berman or Paul Pearl who choose to be so insured.

                                  Article VIII
                              CONDITIONS TO CLOSING

                  Section  8.1  Conditions   Precedent  to  Obligations  of  the
Purchaser.

                  The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part to the extent permitted by applicable law or which shall be deemed waived if the Closing occurs):

                  (a) all representations and warranties of the Sellers contained herein qualified as to materiality shall be true and correct, and the representations and warranties of the Sellers contained herein not qualified as to materiality shall be true and correct in all material respects, as of the date hereof and at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that time without amendment for subsequent disclosure, except as specifically provided in
Section 6.1;

                  (b) the Sellers shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

                  (c) the Purchaser shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Purchaser) executed by each Seller certifying as to the fulfillment of the conditions specified in Sections 8.1(a) and 8.1(b) hereof;

                  (d) Stock certificates (or other appropriate documentation) representing 100% of the Shares shall have been, or shall at the Closing be, validly delivered and transferred to the Purchaser, free and clear of any and all Liens;

                  (e) there shall not have been or occurred any Material Adverse Change;

                  (f) the Sellers shall have obtained all consents and waivers referred to in Schedules 4.5 and 4.6 hereto, in a form reasonably satisfactory to the Purchaser, with respect to the transactions contemplated by this Agreement and the Seller Documents and the Sellers shall have obtained releases, in form and substance satisfactory to the Purchaser, of all Liens (other than Permitted Exceptions) filed against the Company or its Subsidiaries or their respective assets;

                  (g) no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Sellers, the Company or any of its Subsidiaries, or the Purchaser which challenges the validity or propriety of the transactions contemplated hereby or otherwise affects the ability of any of the parties to gain the material intended benefits contemplated hereby;

                  (h) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

                  (i) each of the Sellers shall have provided the Purchaser with an affidavit of non-foreign status that complies with Section 1445 of the Code (a "FIRPTA Affidavit");

                  (j) the Purchaser shall have received the written resignation of each director of the Company;

                  (k) each of the Sellers and the Escrow Agent shall have entered into the Escrow Agreement;

                  (l)  Jay  Gartlan   shall  have  entered  into  an  employment
agreement with the Purchaser or the Company containing terms that are acceptable to the Purchaser;

                  (m) Paul Pearl shall have entered into an employment agreement with the Company (the "Employment Agreement") substantially in the form of Exhibit B hereto;

                  (n) Michael Berman shall have entered into a consulting agreement (the "Consulting Agreement") substantially in the form of Exhibit C hereto;

                  (o) Sleepeck Printing shall have entered into a printing services agreement (the "Printing Services Agreement") substantially in the form of Exhibit D hereto;

                  (p) each of Jay Gartlan, Michael Berman and Paul Pearl shall have entered into a non-competition and non-solicitation agreement (each a "Non-Competition and Non-Solicitation Agreement") substantially in the form of Exhibit E hereto;

                  (q) the actions contemplated by Sections 6.9, 7.1 (other than the first sentence of such Section) and 7.2 hereof (other than the first sentence of Section 7.2(a)), including, without limitation, the execution and delivery of the releases described in such sections, substantially in the form of Exhibit F hereto, shall have been taken simultaneously with the Closing;

                  (r) each Employee Receivable, other than Employee Receivables set forth on Schedule 8.1(r), shall have been paid to the Company and satisfied in full;

                  (s) the Sleepeck Lockbox shall have been terminated as of 11:59 p.m., New York City time, on the day immediately preceding the Closing Date and provision shall have been made to have (i) all amounts held in the Sleepeck Lockbox for the account of the Company or its Subsidiaries to be disbursed and paid to the Company, and (ii) all future amounts remitted to the Sleepeck Lockbox for the account of the Company or any of its Subsidiaries to be remitted to the Company;

                  (t) no Person other than a Seller shall have made, or threatened to make, any claim to any Common Stock, Option or other rights in the Company;

                  (u) the employment of the employees listed on Schedule 8.1(u) shall have been terminated; and

                  (v) Sleepeck Printing shall have executed a confidentiality agreement in form and substance reasonably acceptable to the Purchaser and Sleepeck Printing.

                  It is understood that it is not a condition to the Purchaser's obligations to consummate the transactions contemplated hereby that the Purchaser shall have obtained financing to consummate the transactions contemplated hereby.

                  Section  8.2  Conditions   Precedent  to  Obligations  of  the
Sellers.

                  The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Sellers in whole or in part to the extent permitted by applicable law or which shall be deemed waived if the Closing occurs):

                  (a) all representations and warranties of the Purchaser contained herein qualified as to materiality shall be true and correct, and all representations and warranties of the Purchaser contained herein not qualified as to materiality shall be true and correct in all material respects, as of the date hereof and at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date;

                  (b) the Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

                  (c) the Sellers shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Sellers) executed by the Chief Executive Officer and Chief Financial Officer of the Purchaser certifying as to the fulfillment of the conditions specified in Sections 8.2(a) and 8.2(b);

                  (d) the Purchaser shall have obtained all consents and waivers referred to in Schedule 5.3 hereto with respect to the transactions contemplated hereby;

                  (e) no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Sellers, the Company or any of its Subsidiaries, or the Purchaser which challenges the validity or propriety of the transactions contemplated hereby or otherwise affects the ability of any of the parties to gain the material intended benefits contemplated hereby;

                  (f) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

                  (g) the Purchaser shall have entered into, or caused the Company to enter into, an employment agreement with Jay Gartlan acceptable to Jay Gartlan;

                  (h) the Purchaser shall have entered into, or caused the Company to enter into, the Employment Agreement with Paul Pearl substantially in the form of Exhibit B hereto;

                  (i) the Purchaser shall have entered in to the Consulting Agreement with Michael Berman substantially in the form of Exhibit C hereto;

                  (j) the Purchaser shall have entered into the Printing Services Agreement with Sleepeck Printing substantially in the form of Exhibit D hereto;

                  (k) the Purchaser shall have entered into a Non-Competition and Non-Solicitation Agreement with each of Jay Gartlan, Michael Berman and Paul Pearl substantially in the form of Exhibit E hereto;

                  (l) the actions contemplated by Sections 7.1 and 7.2 (other than the second sentence of Section 7.2(a)) hereof, including without limitation, the execution and delivery of the releases described in such sections substantially in the form of Exhibit F hereto, shall have been taken simultaneously with the Closing;

                  (m) the Purchaser and the Escrow Agent shall have entered into the Escrow Agreement;

                  (n) the Sellers shall have received any waivers to which they are properly entitled pursuant to Section 6.1; and

                  (o) the Purchaser shall have proffered the payments referred to in Section 2.2 hereof and shall have proffered the deposits into escrow contemplated by Section 2.3 hereof.

                                   Article IX
                               CLOSING DELIVERIES

                  Section 9.1 Documents to be Delivered by the Sellers.

                  At the Closing, the Sellers shall deliver, or cause to be delivered, to the Purchaser and to each other party as appropriate the following:

                  (a) stock certificates (or other appropriate documentation) representing the Shares, duly endorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached;

                  (b) the certificates referred to in Section 8.1(c) hereof;

                  (c) copies of all consents, waivers and Lien releases referred to in Section 8.1(f) hereof;

                  (d) Escrow Agreement, substantially in the form of Exhibit A hereto, duly executed by each Seller and the Escrow Agent;

                  (e)  employment  agreement   acceptable  to  Purchaser,   duly
executed by Jay Gartlan;

                  (f) Employment Agreement substantially in the form of Exhibit B hereto, duly executed by Paul Pearl;

                  (g) Consulting Agreement substantially in the form of Exhibit C hereto, duly executed by Michael Berman;

                  (h) Printing Services Agreement substantially in the form of Exhibit D hereto, duly executed by Sleepeck Printing;

                  (i)    Non-Competition   and    Non-Solicitation    Agreements
substantially in the form of Exhibit E hereto, duly executed by each of Michael Berman, Jay Gartlan and Paul Pearl;

                  (j) the conveyances of Intellectual  Property  contemplated by
Section 6.9 and the acknowledgment of payment and Seller releases contemplated by Sections 7.1 and 7.2, with the releases being substantially in the form of Exhibit F hereto, duly executed by each appropriate Seller;

                  (k) written resignation of each of the directors of the Company;

                  (l) duly executed FIRPTA Affidavits for each Seller;

                  (m) certificates of good standing with respect to the Company and its Subsidiaries issued by the Secretary of State for each state in which the Company and its Subsidiaries is incorporated and in which each is qualified to do business as a foreign corporation;

                  (n) evidence satisfactory to the Purchaser of the payment and satisfaction of each Employee Receivable, other than Employee Receivables set forth on Schedule 8.1(r);

                  (o) evidence satisfactory to the Purchaser of the termination of the Sleepeck Lockbox;

                  (p) the corporate books and records of the Company and its Subsidiaries; and

                  (q) such other documents as the Purchaser shall reasonably request three (3) days prior to Closing.

                  Section 9.2 Documents to be Delivered by the Purchaser.

                  At the Closing, the Purchaser shall deliver to the Sellers (except as provided below) the following:

                  (a) evidence of payment in full of the payments referred to in
Section 2.2 hereof and the deposits into escrow contemplated by Section 2.3 hereof ;

                  (b) the certificates referred to in Section 8.2(c) hereof;

                  (c) copies of all consents and waivers referred to in Section 8.2(d) hereof;

                  (d) Escrow Agreement, substantially in the form of Exhibit A hereto, duly executed by the Purchaser and the Escrow Agent;

                  (e) employment agreement with Jay Gartlan acceptable to the Purchaser, duly executed by the Purchaser to be delivered to Jay Gartlan;

                  (f) Employment Agreement substantially in the form of Exhibit B hereto, duly Executed by the Purchaser;

                  (g) Consulting Agreement substantially in the form of Exhibit C hereto, duly executed by the Purchaser;

                  (h) Printing Services Agreement substantially in the form of Exhibit D hereto, duly executed by the Purchaser;

                  (i) Non-Competition and Non-Solicitation Agreements with each of Michael Berman, Jay Gartlan and Paul Pearl substantially in the form of Exhibit E hereto, duly executed by the Purchaser;

                  (j) the payments required by Sections 7.1 and 7.2;

                  (k) the releases of Sleepeck Printing contemplated by Section 7.2;

                  (l) any waivers executed by the Purchaser pursuant to Section 6.1; and

                  (m) such other documents as the Sellers shall reasonably request three (3) days prior to Closing.

                  Section 9.3 Simultaneous Transactions. All things which this Agreement contemplates are to happen at or in connection with the Closing shall be deemed to have happened in the order contemplated, if any, and unless all of such things shall happen none shall be deemed to have occurred.

                                   Article X
                                 INDEMNIFICATION

                  Section 10.1 Non-Tax Indemnification.

                  (a) Subject to Section 6.1, if applicable, and Section 10.2, the Sellers shall jointly and severally indemnify and hold the Purchaser, the Company, and their respective directors, officers, employees, Affiliates, agents, successors and assigns (collectively, the "Purchaser Indemnified Parties") harmless from and against:

                           (i) subject to Sections 10.2(f) and 10.3(d),  any and
all Losses of the Company or any of its Subsidiaries of every kind, nature and description, absolute or contingent, existing as against the Company or any of its Subsidiaries prior to and including the Closing Date, including, without limitation, the Cellesence Matter (except as otherwise provided in Schedule 10.1 hereto), or thereafter coming into being or arising by reason of Claims related to any matters occurring on or prior to the Closing Date, except to the extent that the same (x) are reflected on the Balance Sheet or the June 30, 1999 Balance Sheet, (y) have been incurred in the ordinary course of business between the Balance Sheet Date and the Closing Date, or (z) are disclosed on the Schedules hereto (except as otherwise provided in Schedule 10.1 hereto);

                           (ii)  subject  to  Section  11.2,  any and all Losses
attributable to or resulting from the failure of any representation or warranty of the Sellers set forth in Article IV hereof or any representation or warranty contained in any Seller Document to be true and correct in all respects as of the date made, as amended at or prior to Closing in accordance with Section 6.1, other than the representations and warranties set forth in Sections 4.2, 4.6 or
Section 4.24, to the extent Section 4.24 relates to Sections 4.2 and 4.6 or similar representations and warranties contained in any Seller Document;

                           (iii) any and all Losses attributable to or resulting
from the breach of any covenant or other agreement on the part of any of the Sellers under this Agreement or the other Seller Documents; and

                           (iv)   any   and   all   notices,   actions,   suits,
proceedings, claims, demands, assessments, judgments, costs, penalties and expenses, including attorneys' and other professionals' fees and disbursements (collectively, "Expenses") incident to any and all Losses with respect to which indemnification is provided hereunder or the enforcement of the provisions of this Article X.

                  (b) Notwithstanding anything in Section 10.1(a) to the contrary and subject to Sections 10.2 and 11.2, each of the Sellers shall severally (and not jointly and severally) indemnify and hold the Purchaser Indemnified Parties harmless from and against any Losses and Expenses based upon, attributable to or resulting from the failure of any of the respective individual representations and warranties of each such Seller set forth in Sections 4.2, 4.6 or Section 4.24, to the extent Section 4.24 relates to Sections 4.2 and 4.6 or any similar representation or warranty contained in any Seller Document, to be true and correct in all respects as of the date made.

                  (c) The Purchaser shall indemnify and hold the Sellers and their respective Affiliates, agents, successors and assigns, and in the case of Sellers which are not natural persons, their respective directors, officers and employees (collectively, the "Seller Indemnified Parties"), harmless from and against:

                           (i)  subject  to  Section  11.2,  any and all  Losses
attributable to or resulting from the failure of any representation or warranty of the Purchaser set forth in Article V hereof, or any representation or warranty contained in any Purchaser's Document, to be true and correct as of the date made;

                           (ii) any and all Losses based upon,  attributable  to
or resulting from the breach of any covenant or other agreement on the part of the Purchaser under this Agreement or the other Purchaser Documents; and

                           (iii) any and all Losses of the Company or any of its
Subsidiaries of every kind, nature and description absolute or contingent (A) existing as against the Company or any of its Subsidiaries prior to and including the Closing Date or thereafter coming into being or arising by reason of any matters occurring on or prior to the Closing Date, but only to the extent that the same (x) are reflected on the Balance Sheet or the June 30, 1999

Balance Sheet, (y) have been incurred in the ordinary course of business between the Balance Sheet Date and the Closing Date, or (z) are disclosed on the Schedules hereto (except as otherwise provided in Schedule 10.1 hereto), and (B) arising from Claims related to any matters occurring after the Closing Date; and

                           (iv) any and all  Expenses  incident  to Losses  with
respect to which indemnification is provided hereunder or the enforcement of the provisions of this Article X.

                  (d) Sleepeck Printing shall indemnify and hold the Purchaser Indemnified Parties harmless from and against any and all Losses attributable to or resulting from the employment or termination of employment of the persons listed on Schedule 8.1(u).

                  Section 10.2 Limitations on Indemnification for Breaches of Representations and Warranties.

                  (a) The Sellers shall not have any liability under Sections 10.1(a)(i), 10.1(a)(ii), 10.1(a)(iv), 10.1(b) or 10.4(a)(i)(c) hereof unless the aggregate amount of Losses and Expenses of the Purchaser Indemnified Parties finally determined to arise thereunder that are attributable to or result from the failure of any representation or warranty of the Sellers to be true and correct exceeds $50,000 (the "Basket") and in such event, the Sellers shall be required to pay the entire amount of such Losses and Expenses from the first dollar thereof. In addition, the Sellers shall not have any liability under Sections 10.1(a), 10.1(b) and 10.4 (a)(i)(c) hereof which in the aggregate exceeds the Purchase Price (the "Ceiling").

                  (b) The liabilities of the Sellers under Section 10.1(a) hereof shall be joint and several and the liabilities of the Sellers under
Section 10.1(b) hereof shall be several only. Subject to Section 10.2(a), the maximum liability of each Seller under this Agreement pursuant to Sections 10.1(a), 10.1(b) and 10.4(a)(i)(c) shall not exceed such Seller's Maximum Obligation. Each Seller's "Maximum Obligation" shall be as follows and shall be subject to proportionate adjustment upon an adjustment to the Purchase Price pursuant to Sections 2.1 and 2.4 hereof:

                  Michael Berman:           $3,829,500
                  Paul Pearl:               $1,665,000
                  Jay Gartlan:              $1,100,000
                  Sleepeck Printing:        $3,344,100
                  Stuart Fleischer:         $   241,400

                  (c)  Notwithstanding  anything to the  contrary and subject to
Section 10.2(b) hereof, the Sellers who are equity holders in any Seller that is a corporation shall be jointly and severally liable with such corporate Seller for any and all indemnification obligations of such corporate Seller pursuant to
Section 10.1(a) or 10.1(b).

                  (d) Notwithstanding anything to the contrary, the Sellers shall not have any liability for any Loss arising from the breach or untruthfulness of any of the representations or warranties contained in Section 4.21(b) solely to the extent that the Purchaser shall have recovered in full an amount equal to such Loss pursuant to Section 2.3(c).

                  (e) The obligations of the Sellers under this Article X shall be satisfied first from the amount deposited in escrow pursuant to Sections 2.3(a) and 2.3(b) provided that funds are then held in escrow pursuant to Sections 2.3(a) or 2.3(b).

                  (f) Notwithstanding anything to the contrary, in the event any Purchaser Indemnified Party has a claim for indemnification which, but for
Section 11.2 or otherwise, may be brought pursuant to (x) both Sections 10.1(a)(ii) and 10.1(a)(i) hereof, such claim may only be brought pursuant to
Section 10.1(a)(ii) hereof and recovery for such claim pursuant to Section 10.1(a)(i) shall be barred, or (y) both Sections 10.1(a)(ii) and 10.4 hereof, such claim may only be brought pursuant to Section 10.1(a)(ii) hereof and recovery for such claim pursuant to Section 10.4 hereof shall be barred.

                  Section 10.3 Non-Tax Indemnification Procedures.

                  (a) In the event that any Claim shall be instituted or asserted by any Person in respect of which indemnification may be sought under
Section 10.1 hereof (regardless of the Basket or the Ceiling), the indemnified party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The indemnifying party shall have the right, at its sole option and expense, to have the indemnified party be represented by counsel of the indemnifying party's choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within ten (10) days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the Expenses of defending such Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if, (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, an actual or potential conflict exists between the indemnified party and the indemnifying party that would require such separate representation under applicable rules of procedure or code of ethics; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

                  (b) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within 10 Business Days after the date of such notice.

                  (c) The failure of the indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

                  (d) A claim for indemnity under Section 10.1(a)(i) may be made at any time prior to the close of business on December 31, 2001 and not thereafter.

                  Section 10.4 Tax Matters.

                  (a) Tax Indemnification.

                           (i) Except to the extent  Taxes are  reserved  for on
the Closing Date Balance Sheet, each Seller, jointly and severally, agrees to be responsible for and to indemnify and hold the Purchaser Indemnified Parties harmless from and against any and all Taxes due and payable by the Company or any of its Subsidiaries:

                               (a) with respect to all taxable periods ending on or prior to the Closing Date;

                               (b) with respect to any and all Taxes of the Company or any of its Subsidiaries for the period allocated to the Sellers pursuant to Section 10.4(b)(iv);

                               (c) arising by reason of any breach of the Sellers or inaccuracy of any of the representations contained in
         Section 4.10 hereof; and

                               (d) with respect to any and all Taxes of any member of a consolidated, combined or unitary group of which the Company (or any predecessor) or any of its Subsidiaries is or was a member on or prior to the Closing Date pursuant to Treasury Regulation
         Section 1.1502-6(a) or any analogous or similar state, local or foreign law or regulation, as transferee or successor, by contract or otherwise.

The Sellers shall also pay and shall indemnify and hold harmless the Purchaser Indemnified Parties from and against any losses, damages, liabilities, obligations, deficiencies, costs and expenses (including, without limitation, reasonable expenses and fees for attorneys and accountants) ("Related Costs") incurred in connection with the Taxes for which the Sellers are responsible to indemnify the Purchaser Indemnified Parties pursuant to this Section 10.4(a) (or any asserted deficiency, claim, demand, action, suit, proceeding, judgment or assessment, including the defense or settlement thereof, relating to such Taxes) or the enforcement of this Section 10.4(a).

                           (ii) The Purchaser  shall indemnify and hold harmless
the Seller Indemnified Parties from and against any and all Taxes (A) of the Company or any of its Subsidiaries with respect to any taxable period of the Company or any of its Subsidiaries beginning after the Closing Date, (B) of the Company of any of its Subsidiaries with respect to any taxable period prior to the Closing Date to the extent reserved on the Closing Date Balance Sheet, or
(C) attributable to the period allocated to Purchaser pursuant to Section 10.4(b)(iv) as well as any Related Costs incurred in connection with the Taxes for which the Purchaser is responsible to indemnify the Seller Indemnified Parties pursuant to this Section 10.4(a) (or any asserted deficiency, claim, demand, action, suit, proceeding, judgment or assessment, including the defense or settlement thereof, relating to such Taxes) or the enforcement of this
Section 10.4(a).

                           (iii)  If  any  indemnification  payment  under  this
Section 10.4 (including, without limitation, this Section 10.4(a)(iii)) is determined to be taxable to the party receiving such payment by any taxing authority, the paying party shall also indemnify the party receiving such payment for any Taxes incurred by reason of the receipt of such payment (taking into account any actual reduction in tax liability to the receiving party) and any Related Costs incurred by the party receiving such payment in connection with such Taxes (or any asserted deficiency, claim, demand, action, suit, proceeding, judgment or assessment, including the defense or settlement thereof, relating to such Taxes).

                  (b) Preparation of Tax Returns; Payment of Taxes.

                           (i) The  Sellers  shall cause the Company and each of
its Subsidiaries to file all the federal, state, local and foreign Tax Returns required to be filed by the Company and each of its Subsidiaries for all periods ending on or prior to the Closing Date and shall pay any and all Taxes due with respect to such Returns to the extent not reserved on the Closing Date Balance Sheet. All Tax Returns described in this Section 10.4(b)(i) shall be prepared in a manner consistent with prior practice unless a past practice has been finally determined to be incorrect by the applicable taxing authority or a contrary treatment is required by applicable tax laws (or judicial or administrative interpretations thereof). The Sellers shall cause the Company and each of its Subsidiaries to provide the Purchaser with copies of such completed Tax Returns at least 10 days prior to the filing date, and the Purchaser shall be provided an opportunity to review and propose changes to such Tax Returns and supporting workpapers and schedules prior to the filing of such Tax Returns. The Sellers and the Purchaser shall attempt in good faith mutually to resolve any disagreements regarding such Tax Returns prior to the due date for filing thereof.

                           (ii)  Following the Closing,  the Purchaser  shall be
responsible for preparing or causing to be prepared all federal, foreign, state and local Tax Returns required to be filed by the Company and each of its Subsidiaries for all periods which begin before and end after the Closing Date. To the extent any Taxes shown due on any such Tax Return are indemnifiable by the Sellers, (A) the Purchaser shall provide the Sellers with copies of such Tax Return at least 30 days prior to the due date for filing such return, and (B) the Sellers shall have the right to review and approve (which approval shall not be unreasonably withheld) such Tax Returns for 15 days following receipt thereof. The Sellers and Purchaser shall attempt in good faith mutually to resolve any disagreements regarding such Tax Returns prior to the due date for filing thereof. The Purchaser shall file or cause to be filed all such Tax

Returns on or prior to the due date, as it may be extended, and shall, subject to receiving the payments from the Sellers referred to in Section 10.4(b)(iii), pay the Taxes shown due thereon; provided, however, that nothing contained in the foregoing shall in any manner terminate, limit or adversely affect any right of Purchaser Indemnified Parties, the Sellers or the Company to receive indemnification pursuant to any provision in this Agreement.

                           (iii) Not later  than 5 days  before the due date for
payment of Taxes with respect to any Tax Returns which Purchaser has the responsibility to file, each of the Sellers shall pay to the Purchaser such Seller's proportionate share of an amount equal to that portion of the Taxes shown on such return for which the Sellers have an obligation to indemnify the Purchaser Indemnified Parties pursuant to the provisions of Section 10.4(a).

                           (iv) For  federal  income tax  purposes,  the taxable
year of the Company and each of its Subsidiaries shall end as of the close of the Closing Date and, with respect to all other Taxes of the Company and each of its Subsidiaries, the Sellers and the Purchaser will, unless prohibited by applicable law, close the taxable period of the Company and each of its Subsidiaries as of the close of the Closing Date. Neither the Sellers nor the Purchaser shall take any position inconsistent with the preceding sentence on any Tax Return. In any case where applicable law does not permit the Company and each of its Subsidiaries to close its taxable year on the Closing Date or in any case in which a Tax is assessed with respect to a taxable period which includes the Closing Date (but does not begin or end on that day), then Taxes, if any, attributable to the taxable period of the Company and each of its Subsidiaries beginning before and ending after the Closing Date shall be allocated (i) to the Sellers for the period up to and including the Closing Date, and (ii) to Purchaser for the period subsequent to the Closing Date. Any allocation of income or deductions required to determine any Taxes attributable to any period beginning before and ending after the Closing Date shall be prepared by Purchaser and shall be made by means of a closing of the books and records of the Company and each of its Subsidiaries as of the close of the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period. The Purchaser shall provide the Sellers with a schedule showing the computation of each item which is subject to allocation under this Section at least 30 days prior to the due date for filing a Tax Return for a taxable period which includes the Closing Date. The Sellers shall have the right to review such schedule, and the Purchaser and Sellers shall attempt in good faith mutually to resolve any disagreements regarding the determination of any such allocation. Any amount owing from Sellers under this Section 10.4(b)(iv) shall be paid no later than five (5) days prior to the filing of the underlying Tax Return. With respect to the Tax Returns of the Company and its Subsidiaries for the first taxable period following the Closing Date and amendments made following the Closing Date to Tax Returns of the Company and its Subsidiaries for taxable periods prior to the Closing Date, the Purchaser shall (i) notify or cause the Company and its Subsidiaries to notify the Sellers' Representatives at least 30 days prior to the due date for filing such Tax Returns if such Tax Returns report any item in a manner that is inconsistent with prior years, and (ii) provide the Sellers' Representatives with an opportunity to consult with the Purchaser and the Company in connection therewith.

                  (c) Cooperation with Respect to Tax Returns. Purchaser and the Sellers agree to furnish or cause to be furnished to each other, and each at their own expense, as promptly as practicable, such information relating to the Company or any of its Subsidiaries (including access to books and records) and assistance, including making employees available on a mutually convenient basis to provide additional information and explanations of any material provided as is reasonably necessary for the preparation and filing of any Tax Return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes of the Company or any Subsidiary. Purchaser, the Company or any of its Subsidiaries shall retain in its possession, and shall provide the Sellers reasonable access to (including the right to make copies of), such supporting books and records and any other materials that the Sellers may specify with respect to Tax matters relating to any taxable period ending on or prior to the Closing Date or relating to the portion of any taxable period occurring on or before the Closing Date until the relevant statute of limitations has expired. After such time, Purchaser may dispose of such material, provided that prior to such disposition Purchaser shall give the Sellers a reasonable opportunity to take possession of such materials.

                  (d) Tax Audits.

                           (i) The  Purchaser  shall  have  the  sole  right  to
represent the interests of the Company and each of its Subsidiaries in any Tax audit or administrative or court proceeding relating to taxable periods of the Company or any of its Subsidiaries beginning after the Closing Date and to employ counsel of its choice at its expense; provided that Jay Gartlan and Sleepeck Printing shall each have the right to consult with such counsel. The Sellers agrees that they will cooperate fully with Purchaser and its counsel in the defense against or compromise of any claim in any said proceeding.

                           (ii) If any taxing  authority  in  writing  asserts a
claim, makes an assessment or otherwise disputes or affects the Tax reporting position of the Company or any of its Subsidiaries for taxable periods ending on or prior to the Closing Date, Purchaser shall, promptly upon receipt by Purchaser, the Company or any of its Subsidiaries of written notice thereof, inform the Sellers thereof.

                           (iii) Sellers'  Representatives  shall have the right
to represent the interests of the Company and each of its Subsidiaries in any Tax audit or administrative or court proceeding relating to taxable periods of the Company or any of its Subsidiaries ending on or prior to the Closing Date to the extent that it involves an asserted Tax liability with respect to which indemnity is sought under Section 10.04. The Purchaser shall cooperate, and shall cause the Company and its Subsidiaries to cooperate, at the Sellers' expense, with the Sellers and their counsel in the defense against any such claim in any such proceeding. At the request of the Sellers' Representatives, the Purchaser shall grant a power of attorney to the Sellers' Representatives to the extent reasonably necessary or required for the Sellers' Representatives to exercise their rights under this Section 10.4(d) (iii). The Sellers shall not enter into on behalf of the Purchaser any settlement agreement with respect to any asserted Tax liability without the prior written consent of the Purchaser, which consent may not be unreasonably withheld.

                           (iv) The  Sellers  and the  Purchaser  jointly  shall
represent the interests of the Company or any of its Subsidiaries in any Tax audit or administrative or court proceeding relating to any taxable period of the Company or any of its Subsidiaries which includes (but does not begin or end on) the Closing Date. All costs, fees and expenses paid to third parties in the course of such proceeding shall be borne by the Sellers and the Purchaser in the same ratio as the ratio in which, pursuant to the terms of this Agreement, the Sellers and the Purchaser would share the responsibility for payment of the Taxes asserted by the taxing authority in such claim or assessment if such claim or assessment were sustained in its entirety.

                  (e) Refund Claims. Except as otherwise provided in Section 10.4(f), to the extent any determination of Tax liability of the Company or any of its Subsidiaries, whether as the result of an audit or examination, a claim for refund, the filing of an amended return or otherwise, results in any refund of Taxes paid attributable to (i) any period which ends on or before the Closing Date or (ii) any period which includes the Closing Date but does not begin or end on that day, any such refund shall belong to the Sellers, provided that in the case of any Tax refund described in clause (ii) of this Section 10.4(e), the portion of such Tax refund which shall belong to the Sellers shall be that portion that is attributable to the portion of that period which ends on the Closing Date (determined on the basis of an interim closing of the books as of the Closing Date), and Purchaser shall promptly pay any such refund, and the interest actually received thereon, to the Sellers upon receipt thereof by the Purchaser or by the Company or any of its Subsidiaries. Any and all other refunds shall belong to the Purchaser. Any payments made under this Section 10.4(e) shall be net of any Taxes payable by the Company or any of its Subsidiaries with respect to such refund, credit or interest thereon (taking into account any actual reduction in Tax liability of the Company or any Subsidiary realized upon the payment pursuant to this Section 10.4(e)).

                  (f) Carrybacks. The Sellers shall pay to the Purchaser the amount of any Tax benefit (including interest thereon) realized by the Sellers or any Affiliate thereof as a result of the carryback of any Tax loss, deduction or credit of the Company or any of its Subsidiaries from any taxable period beginning after the Closing Date to a taxable period ending on or before the Closing Date. The Sellers shall pay such amount to Purchaser within 10 Business Days after such Tax benefit is realized by the Sellers or any Affiliate as a refund or otherwise, provided that Purchaser shall return to the Sellers the amount, if any, by which the amount of such Tax benefit is thereafter reduced pursuant to a final determination.

                  (g) Transfer Taxes. The Sellers shall be liable for and shall pay (and shall indemnify and hold harmless Purchaser against) all sales, use, stamp, documentary, filing, recording, transfer or similar fees or taxes or governmental charges (including, without limitation, real property transfer gains taxes, UCC-3 filing fees, FAA, ICC, DOT, real estate and motor vehicle registration, title recording or filing fees and other amounts payable in respect of transfer filings) as levied by any taxing authority or governmental agency in connection with the transactions contemplated by this Agreement (other than taxes measured by or with respect to income imposed on the Sellers or on Purchaser or its Affiliates). The Sellers hereby agree to file all necessary documents (including, but not limited to, all Tax Returns) with respect to all such amounts in a timely manner.

                  (h) The indemnification provided for in this Section 10.4 shall be the sole remedy for any claim in respect of Taxes and the provisions of Sections 10.1 through 10.3 hereof shall not apply to such claims.

                  (i) Any claim for indemnity under this Section 10.4 may be made at any time prior to 60 days after the expiration of the applicable Tax statute of limitations with respect to the relevant taxable period (including all periods of extension, whether automatic of permissive).

                  Section 10.5 Tax Treatment of Indemnity Payments.

                  The Sellers and the Purchaser agree to treat any indemnity payment made pursuant to this Article X as an adjustment to the Purchase Price for federal, state, local and foreign income tax purposes.


                                   Article XI
                                  MISCELLANEOUS

                  Section 11.1 Certain Definitions.

                  "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person.

                  "Business Day" means a day other than a Saturday, a Sunday or a day on which commercial banks in New York City are authorized or required to be closed.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Contract" means any contract, indenture, note, bond, loan, instrument, lease, commitment or other agreement.

                  "Claim" means any legal proceeding, claim or demand.

                  "Environmental Law" means any foreign, federal, state or local statute, regulation, ordinance or rule of common law as currently in effect in any way relating to the protection of human health and safety or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), and the regulations promulgated pursuant thereto.

                  "GAAP" means generally accepted United States accounting principles as of the date hereof.

                  "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

                  "Hazardous Material" means any substance, material or waste which is regulated by the United States, or any state or local governmental authority including, without limitation, petroleum and its by-products, asbestos, and any material or substance which is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law.

                  "Indebtedness" means debt of the Company and its Subsidiaries for borrowed money (including letters of credit), notes payable (including the Sleepeck Indebtedness), obligations to pay the deferred purchase price of property or services, capitalized leases and guarantees, but shall exclude trade accounts payable incurred and charges for liabilities accrued in the ordinary course of business, in accordance with GAAP and consistent with past practice. For the avoidance of doubt, the indebtedness of TCA to the Company or its Subsidiaries and the indebtedness of TCB to Al Pearl and to the Company or its Subsidiaries shall not be included in Indebtedness.

                  "Law"  means  any  federal,   state,   local  or  foreign  law
(including common law), statute, code, ordinance, rule, regulation or other requirement.

                  "Legal Proceeding" means any legal action, suit, proceeding, investigation, claim or order.

                  "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

                  "Loss" means all losses, liabilities, obligations, damages, costs, expenses and other amounts for which an indemnified party becomes liable under Article X hereof. For purposes of this Agreement, the amount of a Loss and the amount of any Expense shall be calculated after giving effect to any reserve available for the matter or transaction in question reflected on the Closing Date Balance Sheet, and after taking into account any insurance or other third-party payments tendered as compensation for such Loss or Expense accruing to the benefit of the indemnified party by reason of such Loss or Expense and any tax effect by reason thereof or by reason of the receipt of such insurance or other third party payments tendered as compensation for such Loss or Expense.

                  "Material Adverse Change" means any material adverse change in the condition, financial or otherwise, or in the earnings, prospects, business or operations of the Company and its Subsidiaries, taken as a whole.

                  "Order" means any order, injunction, judgment, decree or ruling.

                  "Permit"  means  any  approvals,   authorizations,   consents,
licenses or permits.

                  "Permitted Exceptions" means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been provided to Purchaser; (ii) statutory liens for current taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve is established therefor; (iii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the ordinary course of business that are not material to the business, operations and financial condition of the property so encumbered or the Company; (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Body, provided that such regulations have not been violated; and (v) such other imperfections in title, charges, easements, restrictions and encumbrances which do not materially detract from the value of or materially interfere with the present use of any property leased pursuant to a Real Property Lease subject thereto or affected thereby.

                  "Person" means any individual, corporation, partnership, firm,
joint  venture,   association,   joint-stock  company,   trust,   unincorporated
organization, Governmental Body or other entity.

                  "RCC" means Retail Communications Corp.

                  "Release"  means  any  release,   spill,  emission,   leaking,
pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

                  "Remedial Action" means all actions to (x) clean up, remove, treat or in any other way address any Hazardous Material; (y) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (z) perform pre-remedial studies and investigations or post-remedial monitoring and care.

                  "Sleepeck Indebtedness" means all indebtedness of the Company or any of its Subsidiaries to Sleepeck Printing, including principal, accrued and unpaid interest and expenses payable by the Company or a Subsidiary, other than indebtedness on account for goods or services provided by Sleepeck Printing in the ordinary course, unless such indebtedness has been outstanding for 90 days or more on the Closing Date, with the exception of indebtedness outstanding for 90 days or more on the Closing Date that relates to payables for printing services performed for the benefit of Gary Farn Ltd. or Zaharoff provided that the related accounts receivable of the Company or its Subsidiaries from such customers exceeds the related payable by the appropriate amount of gross profit and other related ordinary course ancillary charges.

                  "Sleepeck Lockbox" means the Sleepeck Printing lockbox account (account number 99475) at the Bank of America, 231 South LaSalle Street, Chicago, Illinois.

                  "Subsidiary" means any Person of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by the Company.

                  "Superior Proposal" means an unsolicited bona fide offer by an unaffiliated third party to purchase a majority of the Company's Common Stock or substantially all of the assets of the Company and its Subsidiaries at a value significantly higher than that implied by this Agreement.

                  "Taxes" shall mean any income, gross income, gross receipts, profits, capital stock, franchise, business, withholding payroll, social security, workers compensation, unemployment, disability, property, ad valorem, stamp, excise, occupation, service, sales, use, license, lease, commercial rent, transfer, import, export, customs duties, value added, goods and services, alternative minimum, estimated or other similar tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any Governmental Body, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

                  "Tax  Return"  means  all  returns,   declarations,   reports,
estimates, information returns and statements required to be filed in respect of any Taxes.

                  "Working Capital" means, without duplication, the sum of (i) accounts receivable, net of an allowance for doubtful accounts, plus (ii) inventory, plus (iii) taxes receivable, minus (iv) accounts payable (which includes accrued expenses and other current liabilities), minus (v) the Sleepeck Indebtedness, all as would be reflected on a balance sheet of RCC, prepared in accordance with GAAP on a basis consistent with the financial statements which have previously been delivered to the Purchaser. For the avoidance of doubt, accounts receivable which have been written-off or accounts receivable which relate to bill-and-hold arrangements shall not be included in Working Capital for purposes of this definition.

                  In addition, the following terms shall have the respective meanings set forth in the Section noted below:

                  Additional Indemnification Amount..................2.3(c)
                  Aged Accounts Receivable...........................2.3(c)
                  Agreement..........................................Recitals
                  Agreement Duties...................................11.14
                  Arcade Group.......................................6.1
                  Balance Sheet......................................4.7
                  Balance Sheet Date.................................4.7
                  Basket.............................................10.2(a)
                  Benefit Plans......................................4.15(a)
                  Ceiling............................................10.2(a)
                  Cellesence Matter..................................4.17
                  Claim..............................................10.3(a)
                  Closing............................................3.1
                  Collection Date....................................2.3(c)
                  Closing Date.......................................3.1
                  Closing Date Balance Sheet.........................2..4
                  Collection Date....................................2.3(c)
                  Collection Period..................................2.3(c)
                  Common Stock.......................................Recitals
                  Company............................................Recitals
                  Confidentiality Agreements.........................6.1

                  Consultants........................................4.13(b)
                  Consulting Agreement...............................8.1(n)
                  Determination Date.................................2.1
                  DLJ................................................5.6
                  Employee Receivables...............................4.21(b)
                  Employees..........................................4.15(a)
                  Employment Agreement...............................8.1(m)
                  ERISA..............................................4.15(a)
                  ERISA Affiliate....................................4.15(c)
                  Escrow Agent.......................................2.3(a)
                  Escrow Agreement...................................2.3(a)
                  Estimated Purchase Price...........................2.2
                  Expenses...........................................10.1(a)(iv)
                  Financial Statements...............................4.7
                  FIRPTA Affidavit...................................8.1(i)
                  HSR Act............................................4.5(b)
                  Indemnification Escrow Account.....................2.3(b)
                  Indemnification Escrow Amount......................2.3(b)
                  Intellectual Property..............................4.13(a)
                  January Memo.......................................4.3(b)
                  June 30, 1999 Balance Sheet........................4.7
                  Loss...............................................11.15
                  Material Adverse Effect............................4.1
                  Material Contracts.................................4.14
                  Maximum Obligation.................................10.2(b)
                  Nonbreaching Parties...............................11.4
                  Non-Competition and Non-Solicitation Agreement.....8.1(p)
                  Options............................................Recitals
                  Options Exercise ..................................4.3(a)
                  Outstanding Receivables............................4.21(b)
                  Pearl Consulting Agreement.........................6.8
                  Pension Plan.......................................4.15(b)
                  Personal Property Leases...........................4.12(a)
                  Plans..............................................4.15(b)
                  Printing Services Agreement........................8.1(o)
                  Purchase Price.....................................2.1
                  Purchase Price Escrow Amount.......................2.3(a)
                  Purchaser..........................................Recitals
                  Purchaser Documents................................5.2
                  Purchaser Group....................................6.1
                  Purchaser Indemnified Parties......................10.1(a)
                  Real Property Leases...............................4.11
                  Receivable Escrow Amount...........................2.3(c)
                  Related Costs......................................10.4
                  Retcom Confidentiality Agreement...................6.1
                  Securities Act.....................................5.5


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


                  Seller Documents...................................4.2
                  Seller Indemnified Parties.........................10.1(c)
                  Sellers' Representatives...........................11.14
                  Shares.............................................Recitals
                  Sharing Ratios.....................................2.1
                  Sleepeck Confidentiality Agreement.................6.1
                  Sleepeck Printing..................................4.21(c)
                  Supplemental Closing...............................2.4(a)
                  System.............................................4.26
                  TCA................................................7.2
                  TCB................................................7.2
                  Uncollected Receivables Amount.....................2.3(c)
                  1998 Interim Balance Sheet.........................2.1
                  1998 Working Capital...............................2.1



                  Section 11.2 Survival.

                  The parties hereto hereby agree that the representations and warranties and agreements contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement and the Closing hereunder, regardless of any investigation made by the parties hereto (except as otherwise provided in Section 6.1), and that claims based upon any of them may be asserted in writing until January 2, 2001; provided, however, that claims with respect to the representations and warranties contained in Sections 4.2, 4.3 and 4.6 shall survive for three (3) years from the Closing Date and all claims based on fraud shall survive for the applicable statute of limitations. The agreements contained in Articles VII and X shall survive the Closing in accordance with their respective terms.

                  Section 11.3 Expenses.

                  Whether or not the transactions contemplated hereby are consummated, each party shall bear its own fees and expenses in connection with the proposed transaction, including but not limited to attorney's, accountant's and consultant's fees, provided that the Purchaser, solely, shall bear the expense of all filings fees required under the HSR Act or any other law regarding competition; and provided further, that in the event this Agreement is terminated at any time prior to Closing by either the Sellers or the Purchaser for material breach or default by the other party of the terms of this Agreement, and such breach or default, in the aggregate, could reasonably be expected to result in a Loss of at least $50,000, then the breaching party will pay or reimburse the Sellers or the Purchaser, as the case may be (the "Nonbreaching Parties"), for the out-of-pocket costs and expenses incurred by the Nonbreaching Parties (but if the Purchaser is the breaching party, then the Purchaser shall not be liable for the fees and expenses of more than Dilworth Paxon LLP as counsel for the Sellers and if one of the Sellers is the breaching party, then the Sellers shall not be liable for the fees and expenses of more than one set of counsel for the Purchaser) in connection with the preparation and negotiation of the Agreement and the parties' due diligence investigations.

                  Section 11.4 Specific Performance.

                  (a) The Sellers acknowledge and agree that in the event of a breach of this Agreement by the Sellers, including the Sellers' failure to close the transactions contemplated hereby in accordance with the terms of this Agreement, the Purchaser would be irreparably damaged and would not have an adequate remedy at law. Therefore, the obligations of the Sellers under this Agreement, including, without limitation, the Sellers' obligation to sell the Shares to the Purchaser, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

                  Section 11.5 Further Assurances.

                  The Sellers and the Purchaser shall execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

                  Section 11.6 Arbitration.

                  Except as herein may be provided to the contrary, all disputes between the Sellers and Purchaser, including, without limitation, those relating to this Agreement, shall be resolved by arbitration as provided in this Section
11.6. This agreement to arbitrate shall survive the rescission or termination of this Agreement. All arbitration shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association and shall be conducted in the Borough of Manhattan, The City of New York, unless otherwise agreed in a signed writing by all of the parties to any such arbitration. The decision of the arbitrators shall be final and binding on all parties. All arbitration shall be undertaken pursuant to the Federal Arbitration Act, where applicable, and the decision of the arbitrators shall be enforceable in any court of competent jurisdiction.

                  Section 11.7 Entire Agreement; Amendments and Waivers.

                  This Agreement (including the schedules and exhibits hereto) and the Confidentiality Agreements represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof (and supersedes the letter of intent dated July 27, 1999) and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. Except as otherwise provided in Sections 8.1 or 8.2, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. Subject to Section 6.1, if applicable, the waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, except as provided in
Section 11.2, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                  Section 11.8 Governing Law.

                  This   Agreement   shall  be  governed  by  and  construed  in
accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

                  Section 11.9 Table of Contents and Headings.

                  The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

                  Section 11.10 Notices.

                  All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

                  If to the Purchaser:

                           Arcade Marketing, Inc.
                           120 East 56th Street
                           Twelfth Floor
                           New York, New York  10022
                           Attention:  Chief Executive Officer
                           Fax:     (212) 223-5776

                  and to:

                           Arcade Marketing, Inc.
                           1815 East Main Street
                           Chattanooga, Tennessee  37404
                           Attention:  Chief Financial Officer
                           Fax:     (423) 622-4635
                  with a copy to:

                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           590 Madison Avenue
                           New York, New York  10022
                           Attention:  Edward D. Sopher
                           Fax:     (212) 872-1002

                  If to the Sellers:

                           Jay Gartlan
                           c/o Retail Communications Corp.
                           350 Fifth Avenue
                           Suite 7920
                           New York, New York  10018
                           Fax:     (212) 465-8135

                  with a copy to:

                           Dilworth Paxson LLP
                           457 Haddonfield Road
                           Suite 700
                           Cherry Hill, New Jersey  08002
                           Attention:  Harold G. Cohen
                           Fax:     (609) 663-8855

                  and to:

                           Sleepeck Printing Company
                           815 Twenty-Fifth Avenue
                           Bellwood, Illinois  60104
                           Attention:  Vice President - Finance
                           Fax:     (708) 544-8928
                  with a copy to:

                           Jenner & Block
                           One IBM Plaza
                           Chicago, Illinois 60611
                           Attention:  Arthur Martin
                           Fax:     (312) 527-0484

                  If to Michael Berman:

                           1346 Curtis Road
                           Southampton, Pennsylvania  18966
                           Attention:  Michael Berman
                           Fax:     (215) 953-5069

                  with a copy to:

                           Tenzer Greenblatt LLP
                           The Chrysler Building
                           405 Lexington Avenue
                           New York, New York  10174
                           Attention:  Michael S. Mullman
                           Fax:     (212) 885-5001

                  Section 11.11 Severability.

                  If  any   provision   of  this   Agreement   is   invalid   or
unenforceable, the balance of this Agreement shall remain in effect.

                  Section 11.12 Binding Effect; Assignment.

                  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Sellers or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that the Purchaser may assign this Agreement and any or all rights or obligations hereunder (including, without limitation, the Purchaser's rights to purchase the Shares and the Purchaser's rights to seek indemnification hereunder) to any Affiliate of the Purchaser; provided, however, that any such assignment to an Affiliate of the Purchaser shall not relieve the Purchaser of its obligations hereunder or under any Purchaser Document. Upon any such permitted assignment, the references in this Agreement to the Purchaser shall also apply to any such assignee unless the context otherwise requires.

                  Section 11.13 Sellers' Representatives.

                  Jay  Gartlan,  Michael  Berman  and  a  designee  of  Sleepeck
Printing, acting by majority, or such other persons as shall succeed them pursuant to this Section 11.13, are hereby designated as the representatives (the "Sellers' Representatives") to act for and represent the Sellers with respect to all matters arising out of Article X hereof and in those other matters with respect to which this Agreement specifies that the Sellers' Representatives shall so act, as well as matters which require notice to be given to the Sellers under this Agreement.

                  Each Seller hereby fully authorizes and empowers each Sellers' Representative to act for such Seller and for all other Sellers in the matters to which authority is delegated to the Sellers' Representative in this Agreement (the "Agreement Duties"), and agrees that each Sellers' Representative shall have such authority in addition to what is expressly set forth herein as is necessary to facilitate disposition of all such Agreement Duties and that actions taken pursuant to that additional authority shall be comprehended within the term Agreement Duties. Each Seller further agrees and acknowledges that in acting as a Sellers' Representative, no Sellers' Representative assumes the status of a fiduciary for the Sellers or any of them, but serves solely as a volunteer for the convenience of all, and each Seller hereby agrees and assents to, and waives any right to make any claim based upon, each and every real or apparent conflict of interest each Sellers' Representative may have with respect to such Agreement Duties. Each Seller agrees that each Sellers' Representative shall be entitled to payment of all expenses they incur in discharging the Agreement Duties, and reasonable compensation for their time spent in so acting, from the Sellers in accordance with their Sharing Ratios or, if available, from funds held pursuant to the Escrow Agreement, and that the Sellers' Representatives shall have no liability to any Seller for any action or omission to act in the discharge of the Agreement Duties, except in the event of the Sellers' Representatives' gross negligence or willful misconduct. The Sellers agree jointly and severally to indemnify and hold each Sellers' Representative harmless from and against any claims made against them arising out of their actions or failures to act in the discharge of the Agreement Duties and from and against all costs and expenses, including attorneys' fees, incurred in investigating, defending and resolving any such claim, except to the extent that any such claims are determined to arise out of gross negligence or willful misconduct.

                  Section 11.14Disclaimer of Certain Kinds of Damages.

                  Notwithstanding any other provision of this Agreement (including those provisions which use and define the term "Loss"), no party shall be liable to another, whether for breach of contract, warranty or representation, for consequential damages, including loss of revenues, loss of profits, down time, extra production or labor costs or increased overhead, and no party shall be liable to another for punitive damages.

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day first written above.

PURCHASER:                             AKI, INC.


                                       By:  /S/ WILLIAM FOX
                                            ---------------
                                       Name:William Fox
                                       Title:    President

SELLERS:                               /S/ MICHAEL  BERGMAN
                                       --------------------
                                       Michael Berman


                                       /S/ PAUL PEARL
                                       --------------
                                       Paul Pearl


                                       /S/ JAY GARTLAN
                                       ---------------
                                       Jay Gartlan


                                       /S/ STUART FLEISCHER
                                       --------------------
                                       Stuart Fleischer


                                       SLEEPECK PRINTING COMPANY


                                       By:  /S/ MICHAEL W. SLEEPECK
                                            -----------------------
                                       Name:    Michael W. Sleepeck
                                       Title:   President

                                       RETAIL TCA CORPORATION


                                       By:  /S/ STUART FLEISCHER
                                            --------------------
                                       Name:    Stuart Fleischer
                                       Title:   President

                                       RETAIL TCB CORPORATION


                                       By:  /S/ PAUL PEARL
                                            --------------
                                       Name:    Paul Pearl
                                       Title:   President